Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-247995 and 333-247995-01

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
5.500% Junior Subordinated Notes due 2042	$500,000,000.00	$46,350.00
(1) Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement
(To Prospectus dated August 17, 2020)
Enstar Finance LLC
$500,000,000 5.500% Fixed-Rate Reset Junior Subordinated Notes due 2042
Fully and unconditionally guaranteed on a junior subordinated basis by
Enstar Group Limited
We are offering $500.0 million aggregate principal amount of 5.500% Fixed-Rate Reset Junior Subordinated Notes due 2042 (the “Notes”). The Notes will bear interest (i) from the date of original issue to, but excluding, January 15, 2027, at the fixed rate of 5.500% per annum and (ii) from, and including, January 15, 2027, during each Reset Period (as defined herein), at a rate per annum equal to the Five-Year Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus 4.006% to be reset on each Reset Date (as defined herein). Interest on the Notes is payable on January 15 and July 15 of each year, beginning on July 15, 2022. Under certain conditions, we will be required to postpone interest payments. See “Description of the Notes and the Guarantees—Interest—Mandatory Deferral of Interest Payments” and “Description of the Notes and the Guarantees—Interest—Arrears of Interest.” The Notes are scheduled to mature on January 15, 2042. Under certain conditions, we will be required to postpone repayment of the Notes on the scheduled maturity date. See “Description of the Notes and the Guarantees—General” and “Description of the Notes and the Guarantees—Conditions to Redemption and Repayment.”
The Notes will be unsecured junior subordinated obligations of Enstar Finance LLC and will rank equally in right of payment with all existing and future unsecured and junior subordinated debt of Enstar Finance LLC, effectively subordinated to all existing and future secured obligations of Enstar Finance LLC to the extent of the security thereof, and junior in right of payment to all existing and future senior debt and subordinated debt of Enstar Finance LLC. The Notes will be fully and unconditionally guaranteed by Enstar Group Limited on an unsecured and junior subordinated basis. The guarantee of the Notes will be an unsecured junior subordinated obligation of Enstar Group Limited and will rank equally in right of payment with all existing and future unsecured and junior subordinated debt of Enstar Group Limited, effectively subordinated to all existing and future secured obligations of Enstar Group Limited to the extent of the security thereof, and junior in right of payment to all existing and future senior debt and subordinated debt of Enstar Group Limited. See “Description of the Notes and the Guarantees—Ranking.”
The Notes will be redeemable at our option (subject to the BMA Redemption Requirements (as defined herein)), in whole or in part, at any time during any Par Call Period (as defined herein) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. At any time not during a Par Call Period, the Notes will be redeemable at our option (subject to the BMA Redemption Requirements), in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium calculated to the next Reset Date, plus accrued and unpaid interest, if any. See “Description of the Notes and the Guarantees—Optional Redemption.”
In addition, subject to the BMA Redemption Requirements, the Notes will be redeemable at our option, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, (i) within 90 days of the date on which Enstar Finance LLC has reasonably determined that a Capital Disqualification Event (as defined herein) has occurred and (ii) after the occurrence of a Tax Event (as defined herein). See “Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Capital Disqualification Event” and “Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Tax Event.” Furthermore, the Notes will be redeemable at our option, subject to the BMA Redemption Requirements, in whole but not in part, at any time, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, within 90 days after the occurrence of a Rating Agency Event (as defined herein). See “Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Rating Agency Event.”
Under certain circumstances set forth in “Description of the Notes and the Guarantees—Variation and Substitution,” the Notes may be subject to variation and substitution. The Notes will not be subject to a sinking fund provision.
_______________________________________________
Investing in the Notes involves risks. You should carefully consider the discussion under “Risk Factors” beginning on page S-8 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus before buying the Notes.
_______________________________________________
None of the U.S. Securities and Exchange Commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	100.000%	$500,000,000
Underwriting discount	1.125%	$5,625,000
Proceeds, before expenses, to Enstar Finance LLC	98.875%	$494,375,000
(1)The initial public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from January 14, 2022 and must be paid by the purchasers if the Notes are delivered after January 14, 2022.

The Notes will not be listed on any securities exchange or quoted on an automated quotation system. Currently there is no public market for the Notes.
_____________________________________________
The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment in New York, New York on January 14, 2022.
_______________________________________________
Joint Book-Running Managers

Barclays		BMO Capital Markets	HSBC	Wells Fargo Securities
nabSecurities, LLC	ING	Scotiabank	J.P. Morgan	Truist Securities
Senior Co-Manager Commonwealth Bank of Australia
Co-Managers
COMMERZBANK		NatWest Markets	SOCIETE GENERALE	SMBC Nikko
______________________
Prospectus Supplement dated January 12, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained or incorporated by reference in the accompanying prospectus is accurate as of any date other than the date on the front cover of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Notes. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities. This prospectus supplement and the accompanying prospectus also incorporate by reference documents that are described under “Where You Can Find More Information.” If the description of this offering or the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
The terms “Enstar,” “we,” “us,” “our,” “the Company” or similar references refer to Enstar Group Limited and its subsidiaries, unless otherwise stated or the context otherwise requires. The term “Enstar Finance” refers to Enstar Finance LLC. References to “$” and “dollars” are to United States dollars. Unless otherwise stated or the context otherwise requires, other than in the section entitled “Description of the Notes and the Guarantees,” references to the “Notes” refer to the Notes and the guarantees.
Before purchasing any Notes, you should read both this prospectus supplement and the accompanying prospectus, together with the additional information about Enstar to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA (as defined herein) for the issue and transfer of the Notes for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involving a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus supplement and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following:
Risks Relating to our Run-off Business
•changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;
•the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;
•risks relating to our acquisitions, including our ability to evaluate opportunities, successfully price acquisitions, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;
•emerging claim and coverage issues and disputes that could impact reserve adequacy;
•lengthy and unpredictable litigation affecting the assessment of losses and/or coverage issues;
•increased competitive pressures, including increased competition in the market for run-off business that aligns with our strategic objectives;
•risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;
•risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;
•the impact of the COVID-19 pandemic and the resulting disruption and economic turmoil, such as increased volatility in global financial markets, could adversely impact our reserves, investment returns, financial condition, and liquidity and capital resources, and any future impact on our business is difficult to predict at this time;
Risks Relating to our Exposure to Catastrophic Events and Life Insurance Business
•risks relating to the exposure of Enhanzed Reinsurance Ltd. (“Enhanzed Re”) to catastrophic events, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods;
•risks relating to Enhanzed Re’s life and annuity business, including mortality rates, the performance of assets to support the liabilities, and the risk of mismatch in asset/liability duration;

S-iv

Risks Relating to Liquidity and Capital Resources
•risks relating to the variability of statutory capital requirements and the risk that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;
•the risk that our reinsurance subsidiaries may not be able to provide the required collateral to ceding companies pursuant to their reinsurance contracts, including through the use of letters of credit;
•changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;
•risks relating to the availability and collectability of our reinsurance;
•the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;
•losses due to foreign currency exchange rate fluctuations;
•our ability to comply with covenants in our debt agreements;
Risks Relating to our Investments
•the risk that the value of our investment portfolios and the investment income that we receive from these portfolios may decline materially as a result of market fluctuations and economic conditions, including those related to interest rates, credit spreads, and the phase out of the London Interbank Offered Rate (“LIBOR”);
•risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;
•risks relating to our strategic investments in alternative asset classes, such as hedge funds and joint ventures, which are illiquid and may be volatile;
Risks Relating to Laws and Regulations
•risks relating to the complex regulatory environment in which we operate, including that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;
Risks Relating to our Operations
•loss of key personnel;
•operational risks, including cybersecurity events, external hazards, human failures or other difficulties with our information technology systems that could disrupt our business or result in the loss of critical and confidential information, or increased costs;
Risks Relating to Taxation
•tax, regulatory or legal restrictions or limitations applicable to us or the (re)insurance business generally; and
•changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere.
The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below and in the risk factors discussed in the documents incorporated herein by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in the Notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated herein and therein by reference. See “Risk Factors.”
Enstar Group Limited
Enstar is a leading global insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Enstar Group Limited is a Bermuda-based holding company that was formed in 2001 and is listed on the NASDAQ Global Select Market under the ticker symbol “ESGR.”
Enstar’s core focus is acquiring and managing (re)insurance companies and portfolios of (re)insurance business in run-off. Since formation, Enstar has completed or announced over 110 acquisitions or portfolio transfers. The majority of Enstar’s transactions have been in its run-off business, which generally includes property and casualty, workers’ compensation, asbestos and environmental, construction defect, marine, aviation and transit, and other closed and discontinued blocks of business.
Enstar’s primary corporate objective is growing its book value per share. Enstar strives to achieve this primarily through growth in net earnings derived from both organic and accretive sources, such as the completion of new transactions, the generation of reserve/claims savings and investment income through the effective management of companies and portfolios in run-off and returns on strategic investments.
As a result of the sale and recapitalization of the U.S. business of StarStone Insurance Bermuda Limited and its subsidiaries (“StarStone”), the sale of the majority of its interest in Atrium Underwriting Group Limited and the placing of StarStone’s business outside of the U.S. into run-off, Enstar has largely exited its previously controlled active underwriting platforms.
Following Enstar’s acquisition of the controlling interest in Enhanzed Re on September 1, 2021, it now owns 75.1% of such company with its joint venture partner Allianz SE continuing to own the remaining 24.9%. Enhanzed Re holds life, non-life run-off and property and casualty reinsurance reserves.
Enstar’s principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and its telephone number is (441) 292-3645. Enstar maintains a website at www.enstargroup.com where general information about Enstar is available. Enstar is not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.
Enstar Finance LLC
Enstar Finance is a Delaware limited liability company formed in 2020 and is an indirect wholly-owned subsidiary of Enstar Group Limited. Enstar Finance is a finance subsidiary without other material business activities. The principal executive offices of Enstar Finance are located at 411 Fifth Avenue, Floor 5, New York, NY 10016 and its telephone number is (212) 790-9700.
Recent Developments
On January 10, 2022, Enstar’s wholly-owned subsidiary, Cavello Bay Reinsurance Limited (“Cavello Bay”), entered into an Amended and Restated Reinsurance Agreement (the “LPT Agreement”) with Aspen Insurance UK Limited, Aspen Managing Agency Limited (for and on behalf of the underwriting member(s) of Lloyd’s Syndicate 4711), Aspen Bermuda Limited, Aspen American Insurance Company, Aspen Specialty Insurance Company and Aspen Insurance Holdings Limited (the “Aspen Companies”). The LPT Agreement amends and restates the Reinsurance Agreement entered into on March 2, 2020, and amended as of April 15, 2020, with respect to an adverse development cover transaction between the parties, which closed on June 1, 2020 (the “ADC Transaction”).
Under the LPT Agreement, Cavello Bay will reinsure net losses incurred on or prior to December 31, 2019 on the Aspen Companies’ diverse mix of property, liability and specialty lines across the U.S., U.K. and other jurisdictions (the

“Subject Business”) having net loss reserves of $3.12 billion as of September 30, 2021. The LPT Agreement provides for a limit of $3.57 billion on Cavello Bay’s obligations in consideration for total premium of $3.16 billion. The amount of net loss reserves assumed, as well as the premium and limit amounts provided in the LPT Agreement, will be adjusted for claims paid between October 1, 2021 and the closing date of the transaction. The premium includes $770.0 million of premium previously paid with respect to reserves ceded in the ADC Transaction, which will continue to be held in trust accounts to secure Cavello Bay’s obligations under the LPT Agreement. The incremental new premium will initially be held in funds withheld accounts maintained by the Aspen Companies, but will be released to the trust accounts maintained by Cavello Bay no later than September 30, 2025. The funds withheld by the Aspen Companies will be credited with interest at an annual rate of 1.75% plus, for periods after October 1, 2022, an additional amount equal to 50% of the amount by which the total return on the investments and cash and cash equivalents of Aspen Insurance Holdings and its subsidiaries exceeds 1.75%. Under the LPT Agreement, Cavello Bay will assume claims control of the Subject Business upon closing and entrance into an administrative services agreement.
The LPT Agreement includes customary representations and warranties, indemnification obligations, covenants and termination rights of the parties. Completion of the transaction is subject to regulatory approvals and satisfaction of various other closing conditions, but is not dependent upon the issuance and sale of the Notes. None of the financial data, including capital amounts or ratios, set forth in this prospectus supplement gives effect to the transaction.
The transaction is expected to close in the first half of 2022. If the transaction cannot be completed, the existing ADC Transaction would remain in effect.

THE OFFERING
Issuer    Enstar Finance LLC
Guarantor    Enstar Group Limited
Securities    5.500% Fixed-Rate Reset Junior Subordinated Notes due 2042
Aggregate Principal Amount    $500,000,000
Guarantees    Fully and unconditionally guaranteed by Enstar Group Limited on an unsecured junior subordinated basis.
Final Maturity Date    (1) January 15, 2042 (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (2) otherwise, following the Scheduled Maturity Date, on the earlier of (a) the date falling ten business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a Winding-Up (as defined herein) of Enstar Group Limited or Enstar Finance occurs.
In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
Interest Rate and Payment Dates    The Notes will bear interest (i) from the date of original issue to, but excluding, January 15, 2027 (the “First Reset Date”) at the fixed rate of 5.500% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 4.006% to be reset on each Reset Date. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2022.
Ranking    The Notes:
•will be an unsecured junior subordinated obligation of Enstar Finance and will be contractually subordinated in right of payment to any existing and future liabilities of Enstar Group Limited’s subsidiaries (other than Enstar Finance), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries;
•will be effectively subordinated to all future secured obligations of Enstar Finance to the extent of the security therefor;
•will rank equally in right of payment with all existing and future junior subordinated debt of Enstar Finance, including $350.0 million aggregate principal amount of its 5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040 (the “2040 Junior Subordinated Notes”);
•will rank junior in right of payment to all future senior debt of Enstar Finance; and
•will rank junior in right of payment to all future subordinated debt of Enstar Finance.

The guarantee of the Notes:
•will be an unsecured junior subordinated obligation of Enstar Group Limited and will be contractually subordinated in right of payment to any existing and future liabilities of Enstar Group Limited’s subsidiaries (other than Enstar Finance), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries;
•will be effectively subordinated to all existing and future secured obligations of Enstar Group Limited to the extent of the security therefor;
•will rank equally in right of payment with all existing and future junior subordinated debt of Enstar Group Limited, including the guarantee of the 2040 Junior Subordinated Notes;
•will rank junior in right of payment to all existing and future senior debt of Enstar Group Limited, including $280.4 million aggregate principal amount of its 4.500% Senior Notes due 2022 (the “2022 Senior Notes”), $500.0 million aggregate principal amount of its 4.950% Senior Notes due 2029 (the “2029 Senior Notes”), $500.0 million aggregate principal amount of its 3.100% Senior Notes due 2031 (the “2031 Senior Notes”), any borrowings under its $600.0 million revolving credit facility, and any borrowings it has guaranteed under the aggregate of $1,839.0 million face amount of letters of credit and deposit facilities entered into by its subsidiaries; and
•will rank junior in right of payment to all future subordinated debt of Enstar Group Limited.
After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of September 30, 2021, the total consolidated indebtedness of Enstar Group Limited would have been approximately $1,920.0 million, none of which was secured. This amount was comprised of $500.0 million aggregate principal amount of the 2029 Senior Notes, $500.0 million aggregate principal amount of the 2031 Senior Notes, $350.0 million aggregate principal amount of the 2040 Junior Subordinated Notes, of which Enstar Group Limited is the guarantor, $70.0 million aggregate principal amount of Enhanzed Re’s 5.500% Subordinated Notes due 2031 (the “2031 Enhanzed Re Subordinated Notes”), which is a consolidated subsidiary of Enstar Group Limited, and $500.0 million aggregate principal amount of the Notes offered hereby.
After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of September 30, 2021, the total liabilities of Enstar Group Limited’s subsidiaries (including the Notes but excluding intercompany obligations) would have been $18,788.8 million, including $914.5 million of outstanding indebtedness. In addition, as of September 30, 2021, Enstar Group Limited’s subsidiaries had $1,537.6 million face amount of letters of credit and third-party deposits outstanding under letters of credit and deposit facilities that have been guaranteed by Enstar Group Limited. Enstar Group Limited anticipates arranging for additional letters of credit and deposit facilities for its subsidiaries in connection with their obligations to post collateral in connection with certain reinsurance transactions and to support certain regulatory capital requirements.
Mandatory Interest Deferral    If, as of any interest payment date, a Mandatory Deferral Event (as defined herein) has occurred and is continuing, Enstar Finance and Enstar Group Limited shall be required to defer payment of all (and not less than all) of the interest accrued on the Notes as of such interest payment date. Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest (as defined herein) and will be subject to the provisions described under “Description of the Notes and the Guarantees—Interest—Mandatory Deferral of Interest Payments” and “Description of the Notes and the Guarantees—Interest—Arrears of Interest.”
Such deferral resulting from a Mandatory Deferral Event will constitute neither an event of default under the indenture nor a default of any kind, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
A “Mandatory Deferral Event” will be deemed to have occurred if Enstar Group Limited or the Insurance Group (as defined herein) is in breach of the Enhanced Capital Requirement (as defined herein), or would breach the Enhanced Capital Requirement if payment of accrued and unpaid interest on the Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that rank equally in right of payment with the Notes, were made.
Arrears of Interest    Any interest in respect of the Notes not paid on an interest payment date, together with any interest in respect of the Notes not paid on an earlier interest payment date will, so long as they remain unpaid, constitute “Arrears of Interest” in respect of the Notes. Arrears of Interest shall be cumulative and bear interest at the interest rate payable on the Notes. Arrears of Interest on the Notes will remain outstanding for so long as they remain unpaid.
So long as no event of default or Mandatory Deferral Event has occurred and is continuing, at Enstar Finance’s option, Arrears of Interest on the Notes may be paid in whole or in part to the persons in whose names the Notes are registered as of the close of business on the 15th calendar day immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five business days’ written notice.
If not previously paid, Arrears of Interest with respect to the Notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of: (i) so long as no event of default or Mandatory Deferral Event has occurred and is continuing, the next interest payment date for the Notes; (ii) the date fixed for redemption of the Notes in accordance with the applicable redemption provisions; (iii) the date on which a Winding-Up of Enstar Finance or Enstar Group Limited occurs; or (iv) the Final Maturity Date for the Notes; provided that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.
See “Description of the Notes and the Guarantees—Interest—Mandatory Deferral of Interest Payments” and “Description of the Notes and the Guarantees—Interest—Arrears of Interest.”

Optional Redemption    The Notes will be redeemable, at Enstar Finance’s option, in whole or in part, at any time during any Par Call Period at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date.
A “Par Call Period” means the six-month period from, and including, January 15 of each year in which there is a Reset Date to, and including, July 15 of the same year.
At any time not during a Par Call Period, the Notes will be redeemable, at Enstar Finance’s option, in whole or in part, at a redemption price equal to the principal amount of the Notes to be redeemed, plus a “make-whole” premium calculated to the next Reset Date following such redemption date, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date.
The Notes will be redeemable, at Enstar Finance’s option, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, within 90 days of the date on which Enstar Finance has reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Notes; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Notes; or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Notes, a Capital Disqualification Event has occurred.
The Notes will be redeemable, at Enstar Finance’s option, in whole but not in part, at any time, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, within 90 days after the occurrence of a Rating Agency Event.
The Notes will be redeemable, at Enstar Finance’s option, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, after the occurrence of a Tax Event.
Notwithstanding the foregoing, the Notes may not be redeemed at any time or repaid prior to the Final Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless Enstar Group Limited, Enstar Finance or another subsidiary of Enstar Group Limited replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules (as defined herein); provided further that any redemption of the Notes prior to January 15, 2027 will be subject to BMA Approval (as defined herein) (collectively, the “BMA Redemption Requirements”).
See “Description of the Notes and the Guarantees—Optional Redemption.”
Variation and Substitution    If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, Enstar Finance may, as an alternative to redemption of the Notes, at any time,

without the consent of any holder, vary any term or condition of the Notes or substitute all (but not less than all) of the Notes for other notes, so that the varied Notes or the substituted notes, as the case may be, constitute Qualifying Equivalent Securities (as defined herein), in accordance with the procedures set forth under “Description of the Notes and the Guarantees—Variation and Substitution.”
Use of Proceeds    We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $493.1 million. We intend to use these net proceeds to fund the payment at maturity of the outstanding $280.4 million aggregate principal amount of our 4.500% Senior Notes due 2022, which mature on March 10, 2022. We intend to use any remaining net proceeds from this offering for general corporate purposes, including, but not limited to, funding our acquisitions, working capital and other business opportunities. See “Use of Proceeds.”
Listing    The Notes are a new issue of securities and there is currently no established trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any automated quotation system. Although we have been advised by the underwriters that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. See “Underwriting.”
Denomination and Form    We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, including the depositaries for Euroclear and Clearstream. Except in the limited circumstances described herein, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names and will not receive or be entitled to receive Notes in definitive form. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors    Investing in the Notes involves risks that are described or referred to under “Risk Factors” beginning on page S-8 of this prospectus supplement.
Trustee    The Bank of New York Mellon
Paying Agent    The Bank of New York Mellon
Governing Law    New York

RISK FACTORS
Investing in the Notes involves risks. Before investing in the Notes, you should carefully consider the risks described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described below are not the only ones we are facing. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, results of operations or financial condition could be materially adversely affected by any of these risks.
This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” above and in the accompanying prospectus.
Risk Related to Our Business
For a discussion of risks related to our business and operations, in addition to the below, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and “Part II, Item 1A. Risk Factors” and “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. See “Where You Can Find More Information” in this prospectus supplement.
Risk Related to this Offering and the Notes
The Notes and the guarantees will be unsecured and subordinated in right of payment to our existing and future senior debt and subordinated debt, contractually subordinated to all liabilities of Enstar Group Limited’s subsidiaries (other than Enstar Finance) and effectively subordinated to any of our future secured indebtedness (to the extent of the value of the assets securing that indebtedness).
The Notes and the guarantees will be unsecured and junior subordinated obligations and will rank junior in right of payment to existing and future senior debt and subordinated debt, and equally with all debt that by its terms ranks equally in right of payment with the Notes and the guarantees upon the Winding-Up of Enstar Finance or Enstar Group Limited, as applicable. Enstar Group Limited and certain of its subsidiaries, as borrowers and guarantors, have entered into an unsecured revolving credit facility that permits them to borrow an aggregate of $600.0 million. In addition, we may request additional commitments under the facility up to an additional $400.0 million, which the existing lenders in their discretion or new lenders may provide, in each case subject to the terms of the agreement. As of September 30, 2021, Enstar Group Limited and its subsidiaries did not have any borrowings outstanding under the revolving credit facility, but Enstar Group Limited had outstanding $280.4 million in aggregate principal amount of the 2022 Senior Notes, $500.0 million in aggregate principal amount of the 2029 Senior Notes, and $500.0 million in aggregate principal amount of the 2031 Senior Notes. Enstar Group Limited has also guaranteed the obligations of (i) Enstar Finance’s $350.0 million aggregate principal amount of 2040 Junior Subordinated Notes and (ii) certain of its subsidiaries under letters of credit and deposit facilities that allow for the issuance of $1,839.0 million face amount of letters of credit and third-party deposits in the aggregate and that can be increased to allow for an additional $145.0 million of letters of credit and third-party deposits. Enstar Group Limited anticipates arranging for additional letters of credit and deposit facilities for its subsidiaries in connection with their obligations to post collateral in connection with certain reinsurance transactions and to support certain regulatory capital requirements. In the event of a bankruptcy, liquidation or dissolution of Enstar Finance or Enstar Group Limited, their respective assets, as applicable, must be used to pay off their respective senior indebtedness and subordinated indebtedness in full before any payment may be made on their respective junior subordinated indebtedness, including the Notes and the guarantees. See “Description of the Notes and the Guarantees—Subordination.”
The Notes and the guarantees will be contractually subordinated to all liabilities of Enstar Group Limited’s subsidiaries (other than Enstar Finance), including liabilities owed to policyholders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preference shareholders. Therefore, the rights of the holders of the Notes to participate in any assets of any of Enstar Group Limited’s subsidiaries (other than Enstar Finance) upon liquidation or reorganization of such subsidiaries will be contractually subordinated to the claims of such subsidiary’s policyholders and creditors. In addition, even if Enstar Finance or Enstar Group Limited were a creditor of any of Enstar Group Limited’s subsidiaries, their rights as a creditor could be subordinate to policyholder obligations under policies written by such subsidiaries and would be effectively subordinated to any indebtedness or other obligations with a security interest in the assets of such subsidiaries to the extent of the value of the assets securing that indebtedness or other obligations and would be subordinated to any indebtedness of such subsidiaries senior to that held by them.
To the extent that Enstar Finance or Enstar Group Limited has secured indebtedness in the future, the Notes and the guarantees will be effectively subordinated in right of payment to such secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of Enstar Finance or Enstar Group Limited, any of their assets that secure other indebtedness will be available to pay obligations on the Notes and the guarantees only after such secured indebtedness has been paid in full. Enstar Finance and Enstar Group Limited may not have sufficient assets to pay all or any of the amounts due on the Notes then outstanding. See “Description of the Notes and the Guarantees—Ranking.”
After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of September 30, 2021, Enstar Group Limited’s total consolidated indebtedness would have been approximately $1,920.0 million, none of which was secured. All of such amount (other than the Notes and the 2040 Junior Subordinated Notes, both of which are guaranteed by Enstar Group Limited, and the 2031 Enhanzed Re Subordinated Notes) would have been indebtedness of Enstar Group Limited, including $500.0 million aggregate principal amount of the 2029 Senior Notes and $500.0 million aggregate principal amount of the 2031 Senior Notes. After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of September 30, 2021, the total liabilities of Enstar Group Limited’s subsidiaries (including the Notes but excluding intercompany obligations) would have been $18,788.8 million, including $914.5 million of outstanding indebtedness. In addition, at September 30, 2021, Enstar Group Limited’s subsidiaries had $1,537.6 million face amount of letters of credit and third-party deposits outstanding under letters of credit and deposit facilities that have been guaranteed by Enstar Group Limited.
Enstar Finance is a finance subsidiary and is dependent upon intercompany transfers. Enstar Group Limited is a holding company and is dependent on the ability of its subsidiaries to distribute funds to it.
Enstar Finance is a finance subsidiary of Enstar Group Limited and has no operations or assets other than in such capacity. As a finance subsidiary, Enstar Finance is dependent upon intercompany transfers or funds to pay any amounts due under the Notes. In addition, Enstar Group Limited is a holding company that conducts substantially all of its operations through its subsidiaries. Enstar Group Limited’s only significant assets are the capital stock of its subsidiaries. Because substantially all of Enstar Group Limited’s operations are conducted through its insurance subsidiaries, substantially all of its consolidated assets are held by its subsidiaries and most of its cash flow, and, consequently, its ability to pay any amounts due on the guarantees, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to Enstar Group Limited in the form of distributions or loans. The Notes will be exclusively the obligations of Enstar Finance and Enstar Group Limited (to the extent of the guarantees), and will not be guaranteed by any of the subsidiaries of Enstar Group Limited, which are separate and distinct legal entities and, except for Enstar Finance, will have no obligation, contingent or otherwise, to pay holders any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the ability of Enstar Group Limited’s insurance and reinsurance subsidiaries to make distributions and other transfers to Enstar Finance or Enstar Group Limited is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions and transfers, and, as a result, adversely affect the overall liquidity of Enstar Finance or Enstar Group Limited. The ability of all of the subsidiaries of Enstar Group Limited to make distributions and transfers to Enstar Finance and Enstar Group Limited may also be restricted by, among other things, other applicable laws and regulations and the terms of Enstar Group Limited’s credit facilities and its subsidiaries’ credit facilities.

We may not have the ability to raise the funds necessary to pay the principal of or interest on the Notes.
At the Final Maturity Date, the entire principal amount of the Notes then outstanding, plus any accrued and unpaid interest, will become due and payable. Other than during a Mandatory Deferral Period, we must pay interest in cash on the Notes on January 15 and July 15 of each year, beginning on July 15, 2022. We may not have enough available cash or be able to obtain sufficient financing, on favorable terms or at all, at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our existing or future indebtedness. Our failure to pay interest when due, if uncured for 30 days, other than upon the occurrence of a Mandatory Deferral Event, or our failure to pay the principal amount when due, other than if we are required to postpone payment due to failure to satisfy the BMA Redemption Requirements, will constitute an event of default under the indenture governing the Notes. A default under the indenture could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the Notes.
Increased leverage as a result of this offering may adversely affect our financial condition and results of operations.
After giving effect to the sale of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” Enstar Group Limited’s total consolidated indebtedness as of September 30, 2021 would have been approximately $1,920.0 million. In addition, at September 30, 2021, Enstar Group Limited’s subsidiaries had $1,537.6 million face amount of letters of credit and third-party deposits outstanding under letters of credit and deposit facilities that have been guaranteed by Enstar Group Limited. Enstar Group Limited anticipates providing guarantees for obligations under additional letters of credit and deposit facilities of its subsidiaries in connection with certain of their reinsurance transactions and to support certain regulatory capital requirements. The indenture governing the Notes will not restrict the ability of Enstar Finance, Enstar Group Limited or their respective subsidiaries to incur additional secured or unsecured indebtedness. We may also incur additional indebtedness or obtain additional working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations, including:
•increasing our vulnerability to adverse economic and industry conditions;
•limiting our ability to obtain additional financing on favorable terms or at all;
•requiring the dedication of a substantial portion of the cash flow from the operations of our subsidiaries to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;
•limiting our flexibility in planning for, or reacting to, changes in our business; and
•placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.
We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail (after the expiration of any applicable cure period) to comply with the various requirements of our existing indebtedness, the Notes or any indebtedness that we may incur in the future, we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.
We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied.
You may be required to bear the financial risks of an investment in the Notes beyond the Scheduled Maturity Date for the Notes. We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied. Any such deferral could last for an indefinite period of time. If payment of the principal amount of the Notes is deferred on the Scheduled Maturity Date because such payment would not satisfy the BMA Redemption Requirements, you will only be entitled to receive the principal amount of your Notes after we have determined that such payment would satisfy the BMA Redemption Requirements. Holders will have no remedies against us for deferral of payment of principal as a result of a failure to satisfy the BMA Redemption Requirements and if we cannot satisfy the BMA Redemption Requirements on the Scheduled Maturity Date, the probability that holders will be repaid at a later date will be reduced. See “Description of the Notes and the Guarantees—General,” “Description of the Notes and the Guarantees—Conditions to Redemption and Repayment” and “Description of the Notes and the Guarantees—Events of Default.”
To the extent a secondary market develops for the Notes, the market price of the Notes may be adversely affected if repayment of the Notes has been deferred. If repayment of the Notes has been deferred or if investors perceive that there is a likelihood that repayment of the Notes will be deferred, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.
We will be required to defer interest payments on the Notes upon the occurrence of a Mandatory Deferral Event.
We will be required to defer interest payments on the Notes if a Mandatory Deferral Event has occurred. Non-payment of the amounts so deferred will constitute neither an event of default under the indenture nor a default of any kind, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
Any interest in respect of the Notes so deferred will, so long as it remains unpaid, constitute Arrears of Interest. See “Description of the Notes and the Guarantees—Interest—Mandatory Deferral of Interest Payments” and “Description of the Notes and the Guarantees—Interest—Arrears of Interest.”
To the extent a secondary market develops for the Notes, the market price of the Notes may be adversely affected if interest on the Notes has been deferred. If interest on the Notes has been deferred or if investors perceive that there is a likelihood that interest on the Notes will be deferred, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.
The interest rate will reset on the First Reset Date and each subsequent Reset Date and the interest rate after a Reset Date may be lower than the interest rate for prior periods.
The interest rate on the Notes for each Reset Period will equal the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 4.006%. Therefore, the interest rate after the First Reset Date could be less than the fixed rate for the initial five-year period and any interest rate after a subsequent Reset Date may be less than a prior rate. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury rates.
Historical U.S. Treasury rates are not an indication of future U.S. Treasury rates.
In the past, U.S. Treasury rates have experienced significant fluctuations. Historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Reset Date and you should not take the historical U.S. Treasury rates as an indication of future Five-Year Treasury Rates.
The Notes will be subject to variation and substitution without the holders’ consent.
Subject to compliance with all requirements set forth in “Description of the Notes and the Guarantees—Variation and Substitution,” if a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, we may, as an alternative to redemption of the Notes, at any time and without the consent of any holders, elect either to (i) vary any term or condition of the Notes or (ii) substitute all (but not less than all) of the Notes for other notes, in each case so that the varied Notes or the substituted notes, as the case may be, become Qualifying Equivalent Securities.

Any such variation or substitution may have adverse consequences for holders, depending on a number of factors, including the nature and terms and conditions of the Notes following such variation or substitution, and any tax laws to which a particular holder of the Notes is subject.
We are able to redeem the Notes prior to maturity, including at a price equal to par (100%) at our option at any time occurring during a Par Call Period and at other specified prices at any time following the occurrence of certain events, but are under no obligation to do so. Redemption may adversely affect your return on the Notes.
We are able to redeem the Notes at par (i) at any time during a Par Call Period or (ii) at any time if we have reasonably determined that a Capital Disqualification Event has occurred or following the occurrence of a Tax Event. We may also redeem the Notes at any time at a price equal to 102% of the principal amount of the Notes being redeemed following the occurrence of a Rating Agency Event, or at par plus a “make-whole” premium at any time not occurring during a Par Call Period. Each such redemption is subject to the BMA Redemption Requirements. See “Description of the Notes and the Guarantees—Optional Redemption” and “Description of the Notes and the Guarantees—Conditions to Redemption and Repayment.”
We do not need your consent in order to redeem the Notes as described in the paragraph above. You may not require us to redeem or repurchase the Notes under any circumstances. If we choose to redeem the Notes, subject to the BMA Redemption Requirements, prevailing interest rates at the time of redemption may be lower than the interest rate on the Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Notes. In addition, the redemption of the Notes may be a taxable event to you for U.S. federal income tax purposes.
The indenture under which the Notes will be issued will not contain any protection for holders of the Notes if in the future we are involved in certain transactions, including a highly leveraged transaction.
The indenture will not contain any provisions restricting our ability to:
•incur additional secured or unsecured debt, including debt senior in right of payment to the Notes;
•pay dividends on or purchase or redeem capital stock;
•sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•enter into transactions with affiliates;
•create liens or enter into sale and leaseback transactions;
•create restrictions on the payment of dividends or other amounts to us from our subsidiaries; or
•issue equity securities.
Additionally, the indenture will not require us to offer to purchase the Notes in connection with a change of control or require that we adhere to any financial tests or ratios or specified levels of net worth. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.
The indenture under which the Notes will be issued will include limited events of default.
The indenture contains limited events of default and remedies. The ability of the trustee under the indenture and the holders of the Notes to accelerate the maturity of, and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the Notes will be limited to the following events of default:
•a default in payment of principal or any premium when due, other than if we are required to postpone payment due to failure to satisfy the BMA Redemption Requirements;
•a default for 30 days in payment of any interest, other than upon the occurrence of a Mandatory Deferral Event;
•certain events of bankruptcy, insolvency or reorganization of Enstar Group Limited or Enstar Finance; or

•the Enstar Group Limited guarantee ceases to be in full force and effect or is declared null and void and unenforceable (other than in accordance with the terms of the indenture).
Neither the trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of our non-performance of any other covenant under the Notes or the indenture.
Covenants contained in our credit facilities restrict our current and future operations and could trigger prepayment obligations.
Our revolving credit facility and letter of credit facilities contain various business and financial covenants that impose restrictions on us and certain of our subsidiaries with respect to, among other things:
•consummating mergers and consolidations, acquisitions, amalgamations, and sales of substantially all assets;
•incurring indebtedness and providing guarantees;
•disposing of stock and other assets;
•paying dividends, and repurchasing stock;
•making investments;
•entering into transactions with affiliates; and
•incurring liens.
Complying with these covenants could limit our financial and operational flexibility. We may also enter into future debt arrangements containing similar or different restrictive covenants. In addition, our failure to comply with these covenants could result in an event of default under the credit facilities, our 2022 Senior Notes, our 2029 Senior Notes, and our 2031 Senior Notes. A default under our revolving credit facility may allow the lenders thereunder to accelerate the loans and may result in the acceleration of any other debt which has a cross-acceleration or cross-default provision that applies to our revolving credit facility. In addition, an event of default under our revolving credit facility would permit the lenders to terminate all commitments to extend further credit under our revolving credit facility and demand early repayment. In the event our lenders or other debt holders accelerate the repayment of any borrowings that may be outstanding, we may not have sufficient assets or liquidity to repay that indebtedness, we may not be able to refinance such indebtedness on favorable terms, or at all, and these prepayment obligations could have an adverse effect on our results of operations and financial condition.
If an active and liquid trading market for the Notes does not develop, the market price of the Notes may decline and you may be unable to sell your Notes prior to maturity.
The Notes will be a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. The underwriters have indicated to us that they intend to make a market for the Notes after this offering is completed as permitted by applicable law. However, the underwriters are not obligated to make a market in the Notes and may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, no assurance can be given:
•that an active trading market will develop or be maintained for the Notes;
•as to the liquidity of any market that does develop; or
•as to your ability to sell any Notes you may own or the price at which you may be able to sell your Notes.
Credit ratings of the Notes may change and affect the market price and marketability of the Notes.
Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each issuing rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from the issuing rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant or if the rating agency changes its rating criteria. Credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market price or marketability of the Notes and increase our corporate borrowing costs.
The Notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Unless certificated Notes are issued in exchange for book-entry interests in the Notes, owners of book-entry interests will not be considered owners or holders of the Notes. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.
Management will have broad discretion to use the proceeds from this offering and may not use them successfully.
After the repayment of our 2022 Senior Notes, we intend to use any remaining net proceeds from this offering for general corporate purposes, which may include funding for acquisitions, working capital and other business opportunities. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested or used in a way that does not yield a favorable, or any, return for Enstar Group Limited.
We cannot assure you as to the market price for the Notes; therefore, you may suffer a loss.
We cannot assure you as to the market price for the Notes. If you are able to resell your Notes, the price you receive will depend on many other factors that may vary over time, including:
•the number of potential buyers;
•the level of liquidity of the Notes;
•our credit ratings or the ratings of our insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;
•the credit ratings of the Notes;
•our financial performance and financial condition;
•the amount of total indebtedness we have outstanding;
•the level, direction and volatility of market interest rates generally;
•the market for similar securities;
•the ranking of the Notes;
•the repayment and redemption features of the Notes; and
•the time remaining until the Notes mature.
As a result of these and other factors, you may be able to sell your Notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.

An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate or at a rate adjusting infrequently generally decline in value. Consequently, if you purchase the Notes and market rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
U.S. persons may have more difficulty in collecting against Enstar Group Limited than they would against U.S. debtors.
Creditors of a company in Bermuda such as Enstar Group Limited may enforce their rights against the company by legal process in Bermuda, although enforcement in Bermuda may not be the only means of enforcement. Where a creditor seeks to use legal process in Bermuda, it would first have to obtain a judgment in its favor against Enstar Group Limited by pursuing a legal action against Enstar Group Limited in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction that would be foreign to the plaintiff. Pursuing such an action could be more costly than pursuing corresponding proceedings against a U.S. corporation or U.S. person.
Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the English Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.
In the event that Enstar Group Limited becomes insolvent, the rights of a creditor against it would be severely impaired.
In the event of the insolvent liquidation of Enstar Group Limited (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of unsecured creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a distribution pro rata along with other unsecured creditors to the extent of Enstar Group Limited’s available assets (after the payment of costs of the liquidation and the distribution of assets to creditors with higher priority, such as secured creditors and preferential creditors). However, creditors not subject to the Bermuda jurisdiction are not prevented from taking action against Enstar Group Limited in jurisdictions outside Bermuda unless there has been a stay or an injunction by the courts of that jurisdiction preventing them from doing so. In those circumstances, any judgment thus obtained may be capable of enforcement against Enstar Group Limited’s assets located outside Bermuda.
The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation that becomes insolvent. This is so mainly because in the event of an insolvency, Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.
You may have difficulty effecting service of process on Enstar Group Limited or enforcing judgments against Enstar Group Limited in the United States.
Enstar Group Limited is a Bermuda exempted company. In addition, some of its directors and officers and some of the named experts referred to in this prospectus supplement and the accompanying prospectus are not residents of the United States, and a substantial portion of its assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against Enstar Group Limited or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against Enstar Group Limited or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against it or its directors or officers under the securities laws of other jurisdictions.

The Notes may not constitute our Tier 2 Capital.
We have applied for and received from the BMA approval which will permit the Notes to qualify as Tier 2 Capital (subject to any applicable limitations on the amount of such capital). However, there is a risk that following any change to the Group Supervision Rules (as defined herein), the Notes will cease to qualify as Tier 2 Capital of Enstar Group Limited or the Insurance Group (whether on a solo, group or consolidated basis). Under such circumstances, we may be required to raise additional capital that would constitute Tier 2 Capital at such time. Any such capital raise would be subject to market and other conditions, and there can be no assurance that we would be able to raise such capital when needed. In addition, if the Notes no longer qualify as Tier 2 Capital, we may at our option and without your consent redeem the Notes in whole, but not in part, at a price equal to the principal amount of the Notes, plus accrued and unpaid interest on the Notes. As used herein, “Tier 2 Capital” means Tier 2 Ancillary Capital under the Group Supervision Rules or, if the Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended. See “Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Capital Disqualification Event.”

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the Notes will be approximately $493.1 million, after deducting the underwriting discount and estimated offering expenses. We intend to use these net proceeds to fund the payment at maturity of the outstanding $280.4 million aggregate principal amount of our 2022 Senior Notes, which mature on March 10, 2022 and have an interest rate of 4.500% per annum, payable semi-annually. We intend to use any remaining net proceeds from this offering for general corporate purposes, including, but not limited to, funding for acquisitions, working capital and other business opportunities. We may temporarily invest funds that are not immediately needed for these purposes in cash and investments.

CAPITALIZATION OF ENSTAR GROUP LIMITED
The following table shows our capitalization on an actual and as adjusted basis, giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of September 30, 2021. This table should be read in conjunction with “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 incorporated by reference into this prospectus supplement. As of December 31, 2020, Enstar’s enhanced capital requirement coverage ratio, which measures its eligible capital as a percentage of the BMA-prescribed capital requirement, was 204%.

	As of September 30, 2021
	Actual	As Adjusted
	(In thousands, except share data)
Debt obligations
Revolving credit facility	$—	$—
3.100% Senior Notes due 2031(1)	494,318	494,318
4.950% Senior Notes due 2029(2)	494,827	494,827
4.500% Senior Notes due 2022(3)	280,224	—
5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040(4)	345,009	345,009
5.500% Enhanzed Re Subordinated Notes due 2031(5)	76,360	76,360
Fixed-Rate Reset Junior Subordinated Notes due 2042 offered hereby(6)	—	493,091
Total debt obligations	$1,690,738	$1,903,605

Shareholders’ equity
Ordinary shares (par value $1 each, issued and outstanding: 18,383,334):
Voting Ordinary shares (issued and outstanding: 16,785,622)	16,786	16,786
Non-voting convertible ordinary Series C (issued and outstanding: 1,192,941)	1,193	1,193
Non-voting convertible ordinary Series E (issued and outstanding: 404,771)	405	405
Preferred Shares:
Series C Preferred Shares (issued and held in treasury: 388,571)	389	389
Series D Preferred Shares (issued and outstanding: 16,000)	400,000	400,000
Series E Preferred Shares (issued and outstanding: 4,400)	110,000	110,000
Treasury shares, at cost (Series C Preferred Shares: 388,571)	(421,559)	(421,559)
Joint Share Ownership Plan (voting ordinary shares, held in trust: 565,630)	(566)	(566)
Additional paid-in capital	956,094	956,094
Accumulated other comprehensive income	4,516	4,516
Retained earnings	5,012,607	5,012,607
Total Enstar Group Limited Shareholders’ Equity	6,079,865	6,079,865
Noncontrolling interest	227,072	227,072
Total Shareholders’ Equity	6,306,937	6,306,937
Redeemable noncontrolling interest	181,417	181,417

Total Capitalization	$8,179,092	$8,391,959

(1)Reflects the amount set forth on our consolidated balance sheet, which is net of capitalized debt issuance costs. The outstanding principal amount as of September 30, 2021 was $500.0 million.

(2)Reflects the amount set forth on our consolidated balance sheet, which is net of capitalized debt issuance costs. The outstanding principal amount as of September 30, 2021 was $500.0 million.
(3)Reflects the amount set forth on our consolidated balance sheet, which is net of capitalized debt issuance costs. The outstanding principal amount as of September 30, 2021 was $280.4 million.
(4)Reflects the amount set forth on our consolidated balance sheet, which is net of capitalized debt issuance costs. The outstanding principal amount as of September 30, 2021 was $350.0 million. These notes were issued by Enstar Finance and guaranteed by Enstar Group Limited.
(5)Reflects the amount set forth on our consolidated balance sheet, which is the fair value of the 2031 Enhanzed Re Subordinated Notes as of the date of acquisition. The outstanding principal amount as of September 30, 2021 was $70.0 million.
(6)Reflects the amount net of estimated capitalized debt issuance costs. The aggregate principal amount of the Notes offered hereby is $500.0 million. The Notes are being issued by Enstar Finance and guaranteed by Enstar Group Limited.

DESCRIPTION OF OTHER INDEBTEDNESS
3.100% Senior Notes due 2031
On August 24, 2021, we issued an aggregate principal amount of $500.0 million of 3.100% Senior Notes due 2031 (the “2031 Senior Notes”). The interest rate of the 2031 Senior Notes is 3.100% per annum, payable semi-annually. The 2031 Senior Notes mature on September 1, 2031. The indenture governing the 2031 Senior Notes (the “2031 Notes Indenture”) includes covenants that limit our and our subsidiaries’ ability to grant liens on the capital stock of our significant subsidiaries. As of September 30, 2021, we were in compliance with all of our covenants under the 2031 Notes Indenture. The 2031 Senior Notes are unsecured and unsubordinated obligations that rank equal to any of our other unsecured and unsubordinated obligations, senior to any future obligations that are expressly subordinated to the 2031 Senior Notes, effectively subordinate to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and contractually subordinate to all liabilities of our subsidiaries.
The 2031 Senior Notes are redeemable, in whole or in part, at our option on a make-whole basis at any time prior to the date that is six months prior to the maturity of the 2031 Senior Notes. On or after the date that is six months prior to the maturity of the 2031 Senior Notes, the 2031 Senior Notes are redeemable at a redemption price equal to 100% of the principal amount of the 2031 Senior Notes to be redeemed. However, (i) we may not redeem the 2031 Senior Notes at any time prior to March 31, 2025 without BMA Approval (as defined in the 2031 Notes Indenture), but only if such BMA Approval is required to qualify the 2031 Senior Notes as Tier 3 Capital (as defined in the 2031 Notes Indenture), and (ii) we may not redeem the 2031 Senior Notes at any time prior to their maturity if the Enhanced Capital Requirement (as defined in the 2031 Notes Indenture) would be breached immediately before or after giving effect to the redemption of such 2031 Senior Notes, unless, in the case of each of clause (i) and (ii), we replace the capital represented by the 2031 Senior Notes to be redeemed with capital having equal or better capital treatment as the 2031 Senior Notes under the Group Rules (as defined in the 2031 Notes Indenture).
4.950% Senior Notes due 2029
On May 28, 2019, we issued an aggregate principal amount of $500.0 million of 4.950% Senior Notes due 2029 (the “2029 Senior Notes”). The interest rate of the 2029 Senior Notes is 4.950% per annum, payable semi-annually. The 2029 Senior Notes mature on June 1, 2029. The indenture governing the 2029 Senior Notes (the “2029 Notes Indenture”) includes covenants that limit our and our subsidiaries’ ability to grant liens on the capital stock of our significant subsidiaries. As of September 30, 2021, we were in compliance with all of our covenants under the 2029 Notes Indenture. The 2029 Senior Notes are unsecured and unsubordinated obligations that rank equal to any of our other unsecured and unsubordinated obligations, senior to any future obligations that are expressly subordinated to the 2029 Senior Notes, effectively subordinate to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and contractually subordinate to all liabilities of our subsidiaries.
The 2029 Senior Notes are redeemable, in whole or in part, at our option on a make-whole basis at any time prior to the date that is three months prior to the maturity of the 2029 Senior Notes. On or after the date that is three months prior to the maturity of the 2029 Senior Notes, or at any time following a Tax Event (as defined in the 2029 Notes Indenture), the 2029 Senior Notes are redeemable at a redemption price equal to 100% of the principal amount of the 2029 Senior Notes to be redeemed. However, (i) we may not redeem the 2029 Senior Notes at any time prior to May 28, 2022 without BMA Approval (as defined in the 2029 Notes Indenture), and (ii) we may not redeem the 2029 Senior Notes at any time prior to their maturity if the Enhanced Capital Requirement (as defined in the 2029 Notes Indenture) would be breached immediately before or after giving effect to the redemption of such 2029 Senior Notes, unless, in the case of each of clause (i) and (ii), we replace the capital represented by the 2029 Senior Notes to be redeemed with capital having equal or better capital treatment as the 2029 Senior Notes under the Group Supervision Rules (as defined in the 2029 Notes Indenture).
4.500% Senior Notes due 2022
On March 10, 2017, we issued an aggregate principal amount of $350.0 million of 4.500% Senior Notes due 2022 (the “2022 Senior Notes”). The interest rate of the 2022 Senior Notes is 4.500% per annum, payable semi-annually. The

2022 Senior Notes mature on March 10, 2022. The indenture governing the 2022 Senior Notes (the “2022 Notes Indenture”) includes covenants that limit our and our subsidiaries’ ability to grant liens on the capital stock of our significant subsidiaries. As of September 30, 2021, we were in compliance with all of our covenants under the 2022 Notes Indenture. The 2022 Senior Notes are unsecured and unsubordinated obligations that rank equal to any of our other unsecured and unsubordinated obligations, senior to any future obligations that are expressly subordinated to the 2022 Senior Notes, effectively subordinate to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinate to all liabilities of our subsidiaries.
The 2022 Senior Notes are redeemable, in whole and not in part, at our option only upon the occurrence of certain specified events: (i) prior to the date that is one month prior to the maturity of the 2022 Senior Notes, on a make-whole basis following a Rating Methodology Event (as defined in the 2022 Notes Indenture); (ii) on or after the date that is one month prior to the maturity of the 2022 Senior Notes, at a redemption price equal to 100% of the principal amount of the 2022 Senior Notes to be redeemed following a Rating Methodology Event or a Regulatory Event (each as defined in the 2022 Notes Indenture); and (iii) at a redemption price equal to 100% of the principal amount of the 2022 Senior Notes to be redeemed following a Tax Event (as defined in the 2022 Notes Indenture). However, we may only exercise our optional redemption right if: (i) the redemption would not result in, or accelerate, our insolvency; (ii) we maintain certain capital and surplus requirements; and (iii) the BMA has given, and not withdrawn, its consent to the redemption, but only if such consent is required to qualify the 2022 Senior Notes as Tier 3 Capital (as defined in the 2022 Notes Indenture).
In conjunction with the offering of the 2031 Senior Notes, we completed a tender offer for a portion of the 2022 Senior Notes. The aggregate principal amount tendered was $69.6 million. As a result, the outstanding aggregate principal amount of 2022 Senior Notes was $280.4 million as of September 30, 2021.
Enstar Finance 5.750% Junior Subordinated Notes due 2040
On August 26, 2020, Enstar Finance issued an aggregate principal amount of $350.0 million of 5.750% Fixed-Rate Reset Junior Subordinated Notes due 2040 (the “2040 Junior Subordinated Notes”) pursuant to an indenture dated August 26, 2020 (the “2040 Junior Subordinated Notes Indenture”). The 2040 Junior Subordinated Notes were issued by Enstar Finance and are fully and unconditionally guaranteed, on an unsecured and junior subordinated basis, by Enstar Group Limited.
The 2040 Junior Subordinated Notes bear interest (i) during the initial five-year period ending August 30, 2025, at a fixed rate per annum of 5.750% and (ii) during each five-year reset period thereafter beginning September 1, 2025, at a fixed rate per annum equal to the Five-Year Treasury Rate (as defined in the 2040 Junior Subordinated Notes Indenture) calculated as of two business days prior to the beginning of such five-year period plus 5.468%. Interest is paid on March 1 and September 1 of each year. If, as of any interest payment date, a Mandatory Deferral Event (as defined below) has occurred and is continuing, we will be required to defer payment of all (and not less than all) of the interest accrued on the 2040 Junior Subordinated Notes as of such interest payment date. For purposes of this description of the 2040 Junior Subordinated Notes, a “Mandatory Deferral Event” will be deemed to have occurred if Enstar Group Limited or all of its subsidiaries that are regulated insurance or reinsurance companies (or part of such regulatory group) are in breach of the enhanced capital and surplus requirements under applicable insurance supervisory laws, or would breach such enhanced capital requirement if payment of accrued and unpaid interest on the 2040 Junior Subordinated Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that rank equally in right of payment with the 2040 Junior Subordinated Notes (including the Notes), were made.
The 2040 Junior Subordinated Notes are scheduled to mature on September 1, 2040, if, on such date, certain redemption requirements are satisfied, or otherwise, following such scheduled maturity date, on the earlier of (a) the date falling ten business days after the redemption requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a winding-up of Enstar Group Limited or Enstar Finance occurs.
The 2040 Junior Subordinated Notes are redeemable at Enstar Finance’s option, in whole or in part:
•At any time during any Par Call Period, at a redemption price equal to 100% of the principal amount of the 2040 Junior Subordinated Notes to be redeemed, plus accrued and unpaid interest, if any, on such 2040 Junior Subordinated Notes to, but excluding, such redemption date. For purposes of this description of the

2040 Junior Subordinated Notes, a “Par Call Period” means the six-month period from, and including, September 1 of each year in which there is a Reset Date to, and including, March 1 of the following year, and a “Reset Date” means September 1, 2025 and each date falling on the fifth anniversary of the preceding Reset Date.
•At any time other than during a Par Call Period, at a redemption price equal to the principal amount of the 2040 Junior Subordinated Notes to be redeemed, plus a “make-whole” premium calculated to the next Reset Date following such redemption date, plus accrued and unpaid interest, if any, on such 2040 Junior Subordinated Notes to, but excluding, such redemption date.
•At any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such 2040 Junior Subordinated Notes to, but excluding, such redemption date, within 90 days of the date on which Enstar Finance has reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the 2040 Junior Subordinated Notes; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the 2040 Junior Subordinated Notes; or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the 2040 Junior Subordinated Notes, a Capital Disqualification Event (as defined in the 2040 Junior Subordinated Notes Indenture) has occurred.
•At any time, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, on such 2040 Junior Subordinated Notes to, but excluding, such redemption date, within 90 days after the occurrence of a Rating Agency Event (as defined in the 2040 Junior Subordinated Notes Indenture).
•At any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such 2040 Junior Subordinated Notes to, but excluding, such redemption date, after the occurrence of a Tax Event (as defined in the 2040 Junior Subordinated Notes Indenture).
Notwithstanding the foregoing, (i) prior to September 1, 2025, the 2040 Junior Subordinated Notes may be redeemed only with BMA Approval (as defined in the 2040 Junior Subordinated Notes Indenture), and (ii) the 2040 Junior Subordinated Notes may not be redeemed at any time or repaid prior to the Final Maturity Date (as defined in the 2040 Junior Subordinated Notes Indenture) if the Enhanced Capital Requirement (as defined in the 2040 Junior Subordinated Notes Indenture) would be breached immediately before or after giving effect to such redemption or repayment of the 2040 Junior Subordinated Notes, unless, in the case of each of clause (i) and (ii), Enstar Group Limited, Enstar Finance or another subsidiary of Enstar Group Limited replaces the capital represented by the 2040 Junior Subordinated Notes to be redeemed or repaid with capital having equal or better capital treatment as the 2040 Junior Subordinated Notes under the Group Rules (as defined in the 2040 Junior Subordinated Notes Indenture).
Enhanzed Re 5.500% Subordinated Notes due 2031
On September 1, 2021, we acquired Enhanzed Re, which had issued 5.500% Subordinated Notes due 2031 (the “2031 Enhanzed Re Subordinated Notes”) in the aggregate amount of $70.0 million, to Allianz SE, Enhanzed Re’s minority shareholder.
Revolving Credit Facility
On August 16, 2018, we and certain of our subsidiaries, as borrowers and guarantors, entered into a five-year unsecured $600.0 million revolving credit agreement. The revolving credit agreement expires in August 2023, and we may request additional commitments under the facility up to an additional $400.0 million, which the existing lenders in their discretion or new lenders may provide, in each case, subject to the terms of the revolving credit agreement. As of September 30, 2021, we had not requested any additional commitments under the revolving credit facility, and were permitted to borrow up to an aggregate of $600.0 million under the facility. As of September 30, 2021, we did not have any portion of such availability drawn, and as a result, had $600.0 million of available unutilized capacity under the facility.

We pay interest on loans borrowed under the facility at a per annum rate comprising a reference rate determined based on the type of loan we borrow plus a margin based on our long term senior unsecured debt ratings. The applicable reference rate is adjusted base rate for base rate loans, adjusted daily simple SONIA for SONIA loans and adjusted LIBOR or adjusted Euribor for Eurocurrency rate loans denominated in United States dollars or Euros, respectively. The applicable margin varies based upon changes to our long term senior unsecured debt ratings assigned by S&P or Fitch. We pay interest quarterly for base rate loans and as frequently as monthly for SONIA loans and Eurocurrency rate loans, depending on the applicable interest period. We also pay a commitment fee based on the average daily unutilized capacity under the facility. Although we did not have any borrowings outstanding under the revolving credit agreement as of September 30, 2021, an indicative interest rate under the revolving credit facility would have been 1.70525% as of September 30, 2021. During the existence of an event of default, the interest rate may increase and the agent may, and at the request of the required lenders must, cancel lender commitments and demand early repayment.
Financial and business covenants imposed on us in relation to the revolving credit facility include certain limitations on mergers and consolidations, acquisitions, amalgamations, and sales of substantially all assets, incurring indebtedness and providing guarantees, dispositions of stock and other assets, paying dividends and repurchasing stock, making investments, entering into transactions with affiliates and incurring liens. Generally, the financial covenants require us to maintain a gearing ratio of consolidated indebtedness to total capitalization of not greater than 0.35 to 1.0 and to maintain a consolidated net worth of not less than the aggregate of (i) $2.3 billion, (ii) 50% of net income available for distribution to our ordinary shareholders at any time after August 16, 2018, and (iii) 50% of the proceeds of any common stock issuance made after August 16, 2018. In addition, we must maintain eligible capital in excess of the enhanced capital requirement imposed on us by the BMA pursuant to the Bermuda Insurance (Group Supervision) Rules 2011. We are in compliance with the covenants of the revolving credit agreement.
Credit and Deposit Facilities
We utilize unsecured and secured letters of credit (“LOC”) and a deposit facility to support certain of our (re)insurance performance obligations. We also utilize letters of credit to support the regulatory capital requirements of certain of our subsidiaries.
As of September 30, 2021, our credit and deposit facilities were as follows:

			Aggregate Amount Issued / Requested as Deposits / Face Amount
	Commitment	Additional Commitments Available (1)	September 30, 2021
$275.0 million Funds at Lloyd's LOC Facility (2)	$275,000	$75,000	$210,000
$90.0 million Funds at Lloyd’s Deposit Facility (2)	90,000	10,000	90,000
$250.0 million LOC Facility	250,000	—	250,000
$100.0 million LOC Facility	100,000	—	100,000
$120.0 million LOC Facility	120,000	60,000	117,932
$800.0 million Syndicated LOC Facility	800,000	—	565,642
$65.0 million LOC Facility	65,000	—	60,969
$100.0 million Bermuda LOC Facility (3)	100,000	—	100,000
£32.0 million United Kingdom LOC Facility (4)	£32,000	£—	$43,074
(1) We may request additional commitments under the facility in an aggregate amount not to exceed this amount.
(2) The Funds at Lloyd's ("FAL") LOC and Deposit facilities will expire on December 31, 2022 and May 6, 2023, respectively. Under the FAL Deposit facility, a third-party lender deposits a requested market valuation amount of eligible securities into Lloyd’s of London ("Lloyd's") on behalf of our Lloyd’s corporate member. As of September 30, 2021, our combined FAL comprised cash and investments of $593.5 million (including $89.8 million provided under the FAL Deposit Facility) and unsecured LOCs of $210.0 million.
(3) The LOC issued under this facility qualifies as eligible capital for one of our Bermuda regulated subsidiaries.
(4) The LOC issued under this facility qualifies as Ancillary Own Funds capital for one of our U.K. regulated subsidiaries.

DESCRIPTION OF THE NOTES AND THE GUARANTEES
We will issue the Notes under an indenture, dated as of August 26, 2020, among Enstar Finance, as issuer, Enstar Group Limited, as guarantor, and The Bank of New York Mellon, as trustee, as supplemented by a second supplemental indenture dated as of January 14, 2022 (such indenture as so supplemented, the “indenture”). The Notes are a series of debt securities of Enstar Finance described in the accompanying prospectus, and are unsecured and junior subordinated debt securities. This description of the Notes and the guarantees supplements, and to the extent inconsistent therewith replaces, the section entitled “Description of Enstar Finance LLC Debt Securities and Enstar Group Limited Guarantees” in the accompanying prospectus.
The description of the Notes and the guarantees in this prospectus supplement and the accompanying prospectus is a summary only, is not complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the Notes. We urge you to read the indenture and the Notes because they define your rights as a holder of Notes. A copy of the indenture, including the form of the Notes, will be available without charge upon request to Enstar Group Limited at the address provided under “Where You Can Find More Information.” Capitalized terms used in this “Description of the Notes and the Guarantees” that are not defined in this prospectus supplement have the meanings given to them in the indenture.
As used in this description of the Notes and the guarantees, references to “Enstar Finance” refer to Enstar Finance LLC and not to any of its subsidiaries and references to “Enstar Group Limited” refer to Enstar Group Limited and not to any of its subsidiaries.
General
Unless the Notes are redeemed prior to maturity, the Notes will mature, and the principal amount of the Notes will become payable on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date. The “Final Maturity Date” means (1) January 15, 2042 (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (2) otherwise, following the Scheduled Maturity Date, on the earlier of (a) the date falling ten business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a Winding-Up of Enstar Finance or Enstar Group Limited occurs.
For the avoidance of doubt, interest shall continue to accrue and be payable (and any deferred interest shall constitute Arrears of Interest) for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
Enstar Finance shall notify the trustee and the holders of the Notes at least ten business days before the Scheduled Maturity Date if the BMA Redemption Requirements will not be satisfied on the Scheduled Maturity Date, unless the BMA Redemption Requirements are no longer satisfied within such ten business day period, in which case Enstar Finance shall so notify the holders as soon as reasonably practicable following the occurrence of such failure to satisfy the BMA Redemption Requirements, which notice shall state the cause of the failure to satisfy the BMA Redemption Requirements, and the repayment shall be deferred until such time as the BMA Redemption Requirements are satisfied. In such event, Enstar Finance shall further notify the trustee and the holders of the Notes not more than ten business days following the satisfaction of the BMA Redemption Requirements that the BMA Redemption Requirements have been satisfied and stating the new repayment date for the Notes, which shall be no later than the 15th business day following the date the BMA Redemption Requirements were satisfied.
As used herein:
A “Winding-Up” will occur, with respect to any person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the trustee or by holders of a majority in aggregate principal amount of the outstanding Notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.
The trustee will initially act as the paying agent for the Notes. The Notes will be payable at the corporate trust office of the trustee, or an office or agency maintained by Enstar Finance for such purpose, in the Borough of Manhattan, The City of New York. Enstar Finance will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
Enstar Finance will issue the Notes as a new series of debt securities under the indenture initially in an aggregate principal amount of $500.0 million. Enstar Finance may, without the consent of the holders of the Notes, issue an unlimited principal amount of additional Notes having identical terms as the Notes offered hereby other than issue date, issue price, first interest payment date and first interest accrual date (the “additional Notes”) and which will be deemed to be in the same series as the Notes offered hereby. Enstar Finance will only be permitted to issue such additional Notes if, at the time of such issuance, no event of default or Mandatory Deferral Event has occurred and is continuing under the indenture with respect to the Notes. Any additional Notes will be part of the same issue as the Notes being offered hereby and will vote on all matters with the holders of the Notes; provided that if any additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, they will be issued with a separate CUSIP number.
Enstar Finance does not intend to apply for listing of the Notes on any securities exchange.
Ranking
The Notes:
•will be unsecured junior subordinated obligations of Enstar Finance and will be contractually subordinated in right of payment to any existing and future liabilities of Enstar Group Limited’s subsidiaries (other than Enstar Finance), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries;
•will be effectively subordinated to all future secured obligations of Enstar Finance to the extent of the security therefor;
•will rank equally in right of payment with all existing and future junior subordinated debt of Enstar Finance, including the 2040 Junior Subordinated Notes;
•will rank junior in right of payment to all future senior debt of Enstar Finance; and
•will rank junior in right of payment to all future subordinated debt of Enstar Finance.
The guarantee of the Notes:
•will be an unsecured junior subordinated obligation of Enstar Group Limited and will be contractually subordinated in right of payment to any existing and future liabilities of Enstar Group Limited’s subsidiaries (other than Enstar Finance), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries;
•will be effectively subordinated to all existing and future secured obligations of Enstar Group Limited to the extent of the security therefor;
•will rank equally in right of payment with all existing and future junior subordinated debt of Enstar Group Limited, including the guaranty of the 2040 Junior Subordinated Notes;
•will rank junior in right of payment to all outstanding and future senior debt of Enstar Group Limited; and
•will rank junior in right of payment to all future subordinated debt of Enstar Group Limited.
Enstar Group Limited and certain of its subsidiaries, as borrowers and guarantors, have entered into an unsecured revolving credit facility that permits them to borrow an aggregate of $600.0 million. In addition, we may request additional commitments under the facility up to an additional $400.0 million, which the existing lenders in their discretion or new lenders may provide, in each case subject to the terms of the agreement. As of September 30, 2021, Enstar Group Limited and its subsidiaries did not have any borrowings outstanding under the revolving credit facility, but Enstar Group Limited had outstanding $280.4 million in aggregate principal amount of the 2022 Senior Notes, $500.0 million in aggregate principal amount of the 2029 Senior Notes, and $500 million in aggregate principal amount of the 2031 Senior Notes. Enstar Group Limited has also guaranteed the obligations of (i) Enstar Finance’s $350.0 million aggregate principal amount of 2040 Junior Subordinated Notes and (ii) certain of its subsidiaries under letters of credit and deposit facilities that allow for the issuance of $1,839.0 million face amount of letters of credit and third-party deposits in the aggregate and that can be increased to allow for an additional $145.0 million of letters of credit and third-party deposits. Enstar Group Limited anticipates arranging for additional letters of credit and deposit facilities for its subsidiaries in connection with their obligations to post collateral in connection with certain reinsurance transactions and to support certain regulatory capital requirements. In the event of a bankruptcy, liquidation or dissolution of Enstar Finance or Enstar Group Limited, their respective assets, as applicable, must be used to pay off their respective senior indebtedness and subordinated indebtedness in full before any payment may be made on their respective junior subordinated indebtedness, including the Notes and the guarantees. See “—Subordination.”
The Notes and the guarantees will be contractually subordinated to all liabilities of Enstar Group Limited’s subsidiaries (other than Enstar Finance), including liabilities owed to policyholders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preference shareholders. Therefore, the rights of the holders of the Notes to participate in any assets of any of Enstar Group Limited’s subsidiaries (other than Enstar Finance) upon liquidation or reorganization of such subsidiaries will be contractually subordinated to the claims of such subsidiary’s policyholders and creditors. In addition, even if Enstar Finance or Enstar Group Limited were a creditor of any of Enstar Group Limited’s subsidiaries, their rights as a creditor could be subordinate to policyholder obligations under policies written by such subsidiaries and would be effectively subordinated to any indebtedness or other obligations with a security interest in the assets of such subsidiaries to the extent of the value of the assets securing that indebtedness or other obligations and would be subordinated to any indebtedness of such subsidiaries senior to that held by them.
To the extent that Enstar Finance or Enstar Group Limited has secured indebtedness in the future, the Notes will be effectively subordinated in right of payment to such secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of Enstar Finance or Enstar Group Limited, any of their assets that secure other indebtedness will be available to pay obligations on the Notes only after such secured indebtedness has been paid in full. Enstar Finance and Enstar Group Limited may not have sufficient assets to pay all or any of the amounts due on the Notes then outstanding.
After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of September 30, 2021, Enstar Group Limited’s total consolidated indebtedness would have been approximately $1,920.0 million, none of which was secured. All of such amount (other than the Notes and the 2040 Junior Subordinated Notes, both of which are guaranteed by Enstar Group Limited, and the 2031 Enhanzed Re Subordinated Notes) would have been debt of Enstar Group Limited, including $500.0 million aggregate principal amount of the 2029 Senior Notes and $500.0 million aggregate principal amount of the 2031 Senior Notes. After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of September 30, 2021, the total liabilities of Enstar Group Limited’s subsidiaries (including the Notes but excluding intercompany obligations) would have been $18,788.8 million, including $914.5 million of outstanding indebtedness. In addition, at September 30, 2021, Enstar Group Limited’s subsidiaries had $1,537.6 million face amount of letters of credit and third-party deposits outstanding under letters of credit and deposit facilities that have been guaranteed by Enstar Group Limited.
Enstar Finance is a finance subsidiary of Enstar Group Limited and has no operations or assets other than in such capacity. As a finance subsidiary, Enstar Finance is dependent upon intercompany transfers or funds to pay any amounts due under the Notes. In addition, Enstar Group Limited is a holding company that conducts substantially all of its operations through its subsidiaries. Enstar Group Limited’s only significant assets are the capital stock of its subsidiaries. Because substantially all of Enstar Group Limited’s operations are conducted through its insurance subsidiaries, substantially all of its consolidated assets are held by its subsidiaries and most of its cash flow, and, consequently, its ability to pay any amounts due on the guarantees, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to Enstar Group Limited in the form of distributions or loans. The Notes will be exclusively the obligations of Enstar Finance and Enstar Group Limited (to the extent of the guarantees), and will not be guaranteed by any of the subsidiaries of Enstar Group Limited, which are separate and distinct legal entities and, except for Enstar Finance, will have no obligation, contingent or otherwise, to pay holders any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the ability of Enstar Group Limited’s insurance and reinsurance subsidiaries to make distributions or other transfers to Enstar Finance or Enstar Group Limited is limited by applicable insurance laws and regulations. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such distributions and transfers, and, as a result, adversely affect the overall liquidity of Enstar Finance or Enstar Group Limited. The ability of all of the subsidiaries of Enstar Group Limited to make distributions and transfers to Enstar Finance and Enstar Group Limited may also be restricted by, among other things, other applicable laws and regulations and the terms of Enstar Group Limited’s credit facilities and its subsidiaries’ credit facilities.
In accordance with the Group Supervision Rules, the Notes will be unencumbered and do not give rise to a right of set-off against the claims and obligations of Enstar Group Limited or any insurance subsidiary thereof to an investor or creditor. By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that (1) no security or encumbrance of any kind is, or will at any time be, provided by Enstar Group Limited or any of its affiliates to secure the rights of holders of the Notes and (2) the Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of Enstar Group Limited or its regulated operating subsidiaries to any person in whose names the Notes are registered or any creditor of Enstar Group Limited or its regulated operating subsidiaries.
The Notes and the indenture will not limit the amount of policyholders’ obligations that can be incurred.
Guarantees
The payment obligations of Enstar Finance under the indenture and pursuant to the Notes will be fully and unconditionally guaranteed by Enstar Group Limited on a junior subordinated basis. None of Enstar Group Limited’s subsidiaries (other than Enstar Finance) will guarantee or have any obligation in respect of the Notes.
Interest
General
The Notes will bear interest (i) from the date of original issue to, but excluding, January 15, 2027 (the “First Reset Date”) at the fixed rate of 5.500% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 4.006% to be reset on each Reset Date. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2022, to holders of record on the immediately preceding January 1 and July 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 14, 2022. Interest on the Notes will be computed on the basis of a 360-day year comprising twelve 30-day months.
If an interest payment date or the date fixed for redemption of the Notes is not a business day, then the relevant payment date may be postponed to the next business day and no interest with respect to any such payment shall accrue for the intervening period. As used in this prospectus supplement, “business day” means any day other than a day on which banking institutions in New York or any place of payment are authorized or required by law, executive order or regulation to close.
In certain circumstances, Enstar Finance shall be required to defer payment of all interest on the Notes (subject to the provisions described below under “—Mandatory Deferral of Interest Payments” and “—Arrears of Interest”).
Unless Enstar Finance has validly redeemed all outstanding Notes on or before the First Reset Date, it will appoint a calculation agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable

Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify Enstar Finance of the interest rate for the relevant Reset Period. Enstar Finance shall then promptly notify the trustee and paying agent in writing of such interest rate. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at Enstar Finance’s principal offices and will be made available to any holder of the Notes upon request and will be final and binding in the absence of manifest error.
As used herein:
“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, as applicable, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published H.15, with a maturity of five years from the next Reset Date and trading in the public securities market or (2) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, the rate will be determined by the calculation agent by interpolation or extrapolation on a straight line basis between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recently published H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in clauses (1) or (2) above, then the Five-Year Treasury Rate will be the same interest rate as in effect for the prior period.
“H.15” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities.”
“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.
“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.
“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.
Mandatory Deferral of Interest Payments
If, as of any interest payment date, a Mandatory Deferral Event has occurred and is continuing (the duration of such continuance, a “Mandatory Deferral Period”), Enstar Finance and Enstar Group Limited shall be required to defer payment of all (and not less than all) of the interest accrued on the Notes as of such interest payment date. Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to the provisions described below under “—Arrears of Interest.” Prior to a Mandatory Deferral Event, Enstar Finance shall provide to the trustee an officer’s certificate identifying the beginning of the Mandatory Deferral Period and shall notify the holders of the Notes at least five business days before the first interest payment date during the Mandatory Deferral Period, unless the Mandatory Deferral Event occurs within such five business day period, in which case Enstar Finance shall so notify the holders promptly following the occurrence of such Mandatory Deferral Event.
Notwithstanding any other provision in the Notes or the indenture, the deferral resulting from a Mandatory Deferral Event will constitute neither an event of default under the indenture nor a default of any kind, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
A “Mandatory Deferral Event” will be deemed to have occurred if Enstar Group Limited or the Insurance Group is in breach of the Enhanced Capital Requirement, or would breach the Enhanced Capital Requirement if payment of accrued and unpaid interest on the Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that rank equally in right of payment with the Notes, were made.
Arrears of Interest
Any interest in respect of the Notes not paid on an interest payment date, together with any interest in respect of the Notes not paid on an earlier interest payment date will, so long as the same remains unpaid, constitute “Arrears of

Interest” in respect of the Notes. Arrears of Interest shall be cumulative and bear interest at the interest rate payable on the Notes (such cumulative interest also constituting Arrears of Interest). Arrears of Interest on the Notes will remain outstanding, and will accumulate interest, for so long as they remain unpaid. Any references in this prospectus supplement to “accrued and unpaid interest” shall include any Arrears of Interest. The amount of any Arrears of Interest will be calculated by Enstar Finance or the calculation agent.
So long as no event of default or Mandatory Deferral Event has occurred and is continuing, at Enstar Finance’s option, Arrears of Interest on the Notes may be paid in whole or in part to the persons in whose names the Notes are registered as of the close of business on the 15th calendar day (whether or not such date is a business day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five business days’ written notice to the trustee, the paying agent and the holders of the Notes to such effect (which written notice shall specify the amount of such Arrears of Interest).
If not previously paid, Arrears of Interest with respect to the Notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of:
(a)    so long as no event of default or Mandatory Deferral Event has occurred and is continuing, the next interest payment date for the Notes;
(b)    the date of redemption of the Notes in accordance with the applicable redemption provisions;
(c)    the date on which a Winding-Up of Enstar Finance or Enstar Group Limited occurs; or
(d)    the Final Maturity Date for the Notes;
provided that, in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.
Dividend and Other Payment Stoppages During Mandatory Deferral Periods
So long as the Notes remain outstanding, if a Mandatory Deferral Event has occurred and is continuing, and for so long as any Arrears of Interest remain outstanding, then Enstar Group Limited will not:
(a)    declare or pay any dividends or distributions on its preferred shares or ordinary shares (collectively, “capital stock”), other than a dividend payable solely in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such capital stock; or
(b)    repurchase, redeem or otherwise acquire for consideration any shares of capital stock, directly or indirectly (other than (1) as a result of a reclassification of capital stock for or into other capital stock or the exchange or conversion of one share of capital stock for or into another share of capital stock, (2) through the use of the proceeds of a substantially contemporaneous sale of capital stock or (3) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).
Optional Redemption
Subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable, at Enstar Finance’s option, in whole or in part (equal to $2,000 and integral multiples of $1,000 in excess thereof), at any time not during a Par Call Period, at a redemption price, as calculated by the Independent Investment Banker, equal to the greater of:
(a)    100% of the principal amount of the Notes to be redeemed; and
(b)    the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of such payments of interest accrued as of such redemption date) that would be due if the Notes matured on the next Reset Date, discounted to such redemption date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate, plus 50 basis points;
plus, in each case, accrued and unpaid interest on such Notes to, but excluding, such redemption date.

In addition, at any time during a Par Call Period, subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable, at Enstar Finance’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, such redemption date.
As used herein:
“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published H.15 for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes (assuming the Notes matured on the next Reset Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by Enstar Finance using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by Enstar Finance on the third business day preceding the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed if the Notes matured on the next Reset Date.
“Independent Investment Banker” means any one of Barclays Capital Inc., BMO Capital Markets Corp., HSBC Securities (USA) Inc., Wells Fargo Securities, LLC and their respective successors, as specified by Enstar Finance, or, if none of such firms is willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by Enstar Finance.
“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Par Call Period” means the six-month period from, and including, January 15 of each year in which there is a Reset Date to, and including, July 15 of the same year.
“Reference Treasury Dealer” means each of Barclays Capital Inc., BMO Capital Markets Corp., HSBC Securities (USA) Inc., Wells Fargo Securities, LLC and their respective successors and two other primary U.S. government securities dealers, as specified by Enstar Finance; provided, that (1) if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), Enstar Finance will substitute therefor a Primary Treasury Dealer and (2) if Enstar Finance fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with Enstar Finance.
“Reference Treasury Dealer Quotations” mean, with respect to a Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by DTC in accordance with its customary procedures, provided that no Notes shall be redeemed in amounts less than the minimum denomination.
Notice of any redemption pursuant to this “—Optional Redemption” will be sent at least 15 days but not more than 60 days before the redemption date. For the avoidance of doubt, whenever any determination is required to be made as to whether any redemption occurs within or not within a Par Call Period or any other specified period, the actual date of redemption and not the date of notice of redemption shall govern. Enstar Finance shall notify the trustee and the holders of the Notes at least ten business days before the applicable redemption date if the BMA Redemption Requirements will not be satisfied on the applicable redemption date, unless the BMA Redemption Requirements are no longer satisfied within such ten business day period, in which case Enstar Finance shall so notify the trustee and the holders as soon as reasonably practicable following the occurrence of such failure to satisfy the BMA Redemption Requirements, which notice shall state the cause of the failure to satisfy the BMA Redemption Requirements, and the redemption shall be deferred until such time as the BMA Redemption Requirements are satisfied. In such event, Enstar Finance shall further notify the trustee and the holders of the Notes not more than ten business days following the satisfaction of the BMA Redemption Requirements that the BMA Redemption Requirements have been satisfied and stating the new redemption date for the Notes, which shall be no later than the 15th business day following the date the BMA Redemption Requirements were satisfied.
Optional Redemption upon a Capital Disqualification Event
Subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable at Enstar Finance’s option, in whole but not in part, at any time, upon not less than 15 nor more than 60 days’ prior written notice, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, within 90 days of the date on which it has reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Notes; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Notes; or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Notes, a Capital Disqualification Event has occurred.
A “Capital Disqualification Event” shall be deemed to have occurred if the Notes cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of Enstar Group Limited or the Insurance Group, where capital is subdivided into tiers, as Tier 2 Capital securities under then-applicable Applicable Supervisory Regulations (as defined in “—Conditions to Redemption and Repayment” below) imposed upon Enstar Group Limited by the BMA, which would include, without limitation, the Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.
Optional Redemption upon a Rating Agency Event
Subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable, at Enstar Finance’s option, in whole but not in part, at any time, upon not less than 15 nor more than 60 days’ prior written notice, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, within 90 days after the occurrence of a Rating Agency Event.
A “Rating Agency Event” shall be deemed to have occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for Enstar Group Limited (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (1) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Notes; or (2) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Notes.
Optional Redemption upon a Tax Event
Subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable at Enstar Finance’s option, in whole but not in part, at any time, upon not less than 15 nor more than 60 days’ prior written notice, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, after the occurrence of a Tax Event.

A “Tax Event” shall be deemed to have occurred with respect to the Notes if an opinion of a recognized independent tax counsel has been delivered to the trustee stating that, as a result of:
(a)    any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of any Taxing Jurisdiction, or any regulations under those laws or treaties;
(b)    an administrative action with respect to a Taxing Jurisdiction, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
(c)    any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body in a Taxing Jurisdiction, regardless of the manner in which that amendment, clarification or change is introduced or made known; or
(d)    a threatened challenge asserted in writing in connection with an audit of Enstar Finance or Enstar Group Limited or any of their respective subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after the date of the original issuance of the Notes, there is more than an insubstantial risk that interest payable by Enstar Finance or Enstar Group Limited, as applicable, in respect of the Notes is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by Enstar Finance or Enstar Group Limited, as applicable, for income tax purposes in the applicable Taxing Jurisdiction and that non-deductibility cannot be avoided by Enstar Finance or Enstar Group Limited, as applicable, taking such reasonable measures as it (acting in good faith) deems appropriate.
“Taxing Jurisdiction” means the United States, the State of Delaware, Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which Enstar Finance or Enstar Group Limited makes a payment on the Notes or the guarantee or in which Enstar Finance or Enstar Group Limited generally becomes subject to taxation, or any jurisdiction in which a successor of Enstar Finance or Enstar Group Limited is formed.
Variation and Substitution
If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, Enstar Finance may, as an alternative to redemption of the Notes, at any time, without the consent of any holder, vary any term or condition of the Notes or substitute all (but not less than all) of the Notes for other notes, so that the varied Notes or the substituted notes, as the case may be, constitute Qualifying Equivalent Securities.
The principal amount of the Qualifying Equivalent Securities to be received by holders in substitution shall be equal to the principal amount of the Notes. Any variation or substitution of the Notes is subject to no more than 60 nor less than 30 calendar days’ prior notice by Enstar Finance to the holders (which notice shall be irrevocable and shall specify the date fixed for such variation or substitution) in accordance with the notice provisions governing the Notes and to:
(a)    Enstar Group Limited being in compliance with the Applicable Supervisory Regulations on the date of such variation or substitution (after giving effect to such variation or substitution), and such variation or substitution not resulting directly or indirectly in a breach of the Applicable Supervisory Regulations;
(b)    Enstar Finance complying with the rules of any stock exchange (or any other relevant authority) on which Enstar Finance has had the Notes listed or admitted to trading;

(c)    in respect of substitution only, all payments of interest, including Arrears of Interest, and any other amount payable under the Notes that, in each case, has accrued to holders of the Notes and has not been paid, being satisfied in full on or prior to the date thereof; and
(d)    immediately after the substitution or variation Enstar Finance not triggering its right to redeem the Notes pursuant to “—Optional Redemption—Optional Redemption upon a Capital Disqualification Event,” “—Optional Redemption—Optional Redemption upon a Rating Agency Event” or “—Optional Redemption—Optional Redemption upon a Tax Event.”
As used herein:
“Qualifying Equivalent Securities” means securities which have terms not materially less favorable to the holders than the Notes, as reasonably determined by Enstar Finance in consultation with an independent investment bank, consulting firm or comparable expert of international standing on the subject, and which:
(a)    satisfy the criteria for the eligibility for inclusion of the proceeds of the Notes, under the Applicable Supervisory Regulations;
(b)    contain terms providing for the same interest rate and interest payment dates applying to the Notes;
(c)    rank senior to or have the same ranking as the Notes;
(d)    preserve all obligations as to repayment of the Notes, including (without limitation) as to timing of such repayment (including preserving the same Scheduled Maturity Date and Final Maturity Date);
(e)    do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and
(f)    preserve any rights to any accrued and unpaid interest, and any existing rights to other amounts payable under the Notes which has accrued to holders and not been paid.
Conditions to Redemption and Repayment
Notwithstanding anything to the contrary set forth herein, the Notes may not be redeemed at any time or repaid prior to the Final Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless Enstar Group Limited, Enstar Finance or another subsidiary of Enstar Group Limited replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules; provided further that any redemption of the Notes prior to January 15, 2027 will be subject to BMA Approval (as defined herein) (collectively, the “BMA Redemption Requirements”).
In the event that the Notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the Notes will continue to accrue and be paid on each interest payment date (subject to “—Interest—Mandatory Deferral of Interest Payments” and “—Interest—Arrears of Interest”) until the first date on which final payment on the Notes may be made, at which time the Notes will become due and payable, and will be finally repaid at the principal amount of the Notes, together with any accrued and unpaid interest.
Notwithstanding any provision of the Notes or the indenture, in the event of non-payment on a scheduled redemption date or the Scheduled Maturity Date resulting from a failure to satisfy the BMA Redemption Requirements, in accordance with “—Interest,” the Notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an event of default under the indenture or the Notes nor a default of any kind with respect to the Notes, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.
An officer’s certificate relating to the Notes in connection with repayment or any redemption certifying that (i) the BMA Redemption Requirements have not been met or would not be met if the Notes were repaid or the applicable redemption payment were made, (ii) the BMA Redemption Requirements have been met and would continue to be met if the Notes were to be repaid or the applicable redemption payment were made or (iii) no such BMA Redemption Requirements apply shall, in the absence of manifest error, be treated and accepted by the trustee, the holders of the Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the trustee shall be entitled to rely on such officer’s certificate without liability to any person and shall have no duty to ascertain the existence of any such manifest error.
As used herein:
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to Enstar Group Limited or the Insurance Group, and which shall initially mean the Group Supervision Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate Enstar Group Limited or the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate Enstar Group Limited or the Insurance Group, as the context requires, a regulator that administers the Applicable Supervisory Regulations.
“BMA Approval” means the BMA has given, and not withdrawn by the applicable redemption date, its prior consent to the redemption of such Notes.
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to Enstar Group Limited or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
“Insurance Group” means all subsidiaries of Enstar Group Limited that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations. For the avoidance of doubt, Insurance Group refers to all such regulated insurance or reinsurance subsidiaries or other entities, on a collective basis, of which the BMA is the group supervisor.
Mandatory Redemption; Open Market Purchases
Enstar Finance is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. Enstar Group Limited or its affiliates may at any time and from time to time purchase Notes in the open market or otherwise, subject to the BMA Redemption Requirements.
Certain Covenants
The indenture under which the Notes will be issued will not contain any protection for holders of the Notes if in the future Enstar Finance or Enstar Group Limited are involved in certain transactions, including a highly leveraged transaction. Other than the limitation on consolidations, mergers, amalgamations and sales of assets described below, the indenture will not limit Enstar Finance’s or Enstar Group Limited’s ability to restructure their respective businesses or dispose of assets. Compliance with the covenant described below and any additional covenants with respect to the Notes may not be waived unless the holders of at least a majority of the principal amount of all outstanding Notes consent to such waiver. Neither the trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of Enstar Finance’s or Enstar Group Limited’s non-performance of any other covenant under the Notes or the indenture. In addition, neither the indenture nor the Notes will contain any terms or conditions designed to accelerate or induce Enstar Group Limited or any of its subsidiaries’ insolvency or effect similar proceedings.

Consolidation, Merger, Amalgamation and Sale of Assets
Enstar Finance will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of its properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:
•it is the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was a member of the Organization for Economic Cooperation and Development on August 26, 2020 and expressly assumes Enstar Finance’s obligations on the Notes and under the indenture;
•immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•certain other conditions are met.
Enstar Group Limited will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of its properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:
•it is the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was a member of the Organization for Economic Cooperation and Development on August 26, 2020 and expressly assumes Enstar Group Limited’s guarantee of the Notes and under the indenture;
•immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•certain other conditions are met.
The indenture permits the surviving entity following a consolidation, merger or certain other actions of Enstar Finance or Enstar Group Limited to be organized under the laws of jurisdictions other than the United States or Bermuda. It is possible as a result that the jurisdiction of organization of such a surviving entity could impose withholding on payments made on the Notes. The terms of the Notes do not provide for the payment of additional amounts to holders in such circumstances.
Events of Default
The following events will constitute an event of default under the indenture with respect to the Notes:
•a default in payment of principal or any premium when due, other than if Enstar Finance is required to postpone payment due to failure to satisfy the BMA Redemption Requirements;
•a default for 30 days in payment of any interest, other than upon the occurrence of a Mandatory Deferral Event;
•the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of Enstar Group Limited in accordance with the terms of the indenture); or
•certain events of bankruptcy, insolvency or reorganization of Enstar Finance or Enstar Group Limited.
If an event of default described in the last bullet point above occurs, then the principal amount of the notes shall be immediately due and payable without any declaration or any other action on the part of the trustee or any other holder.
If an event of default described in any other bullet point above occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal and accrued and unpaid interest of the Notes to be due and payable immediately. In order to declare the Notes due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, Enstar Finance will be obligated to pay the principal amount of the Notes. Other than with respect to the events of default listed above, neither the trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of Enstar Finance’s or Enstar Group Limited’s non-performance of any other covenant under the Notes or the indenture.
An event of default may be waived by the holders of a majority in aggregate principal amount of the Notes at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:
•Enstar Finance has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest (including, for the avoidance of doubt, Arrears of Interest), to the extent legally permitted, and all amounts due to the trustee; and
•all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the indenture, however, the holders of a majority in aggregate principal amount of the Notes may waive past defaults under the indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the Notes.
The indenture entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the holders of the Notes for any actions taken by the trustee at the request of the holders of the Notes. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indenture, the indenture provides that the holders of a majority of the aggregate principal amount of the Notes may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.
The indenture provides that no holders of the Notes may institute any action against Enstar Finance or Enstar Group Limited, except for actions for payment of overdue principal, any premium or interest, unless:
•such holder previously gave written notice of the continuing default to the trustee;
•the holders of at least 25% in aggregate principal amount of the outstanding Notes asked the trustee to institute the action and offered to the trustee indemnity reasonably satisfactory to the trustee for doing so;
•the trustee did not institute the action within 60 days of the request and offer of indemnity; and
•no direction inconsistent with such request has been given to the trustee by the holders of a majority in aggregate principal amount of the outstanding Notes.
The indenture provides that Enstar Finance and Enstar Group Limited will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Subordination
The payment of the principal, any premium and interest with respect to the Notes will be subordinate and junior in right of payment to all of Enstar Finance’s senior indebtedness and subordinated indebtedness. Enstar Finance’s senior indebtedness is the principal of and any premium and interest on all its indebtedness, whether incurred prior to or after the date of the indenture:
•for money borrowed by Enstar Finance;
•for obligations of others that Enstar Finance directly or indirectly either assumes or guarantees;
•in respect of letters of credit and acceptances issued or made by banks in favor of Enstar Finance; or
•issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if Enstar Finance is directly liable for the payment of such debt.

Enstar Finance senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.
Enstar Finance senior indebtedness does not include any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with Enstar Finance subordinated debt securities. Enstar Finance subordinated indebtedness is the principal of and any premium and interest on all of its subordinated indebtedness, whether incurred prior to or after the date of the indenture other than any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with Enstar Finance junior subordinated debt securities, including the Notes.
The indenture does not limit the amount of senior indebtedness or subordinated indebtedness that Enstar Finance can incur.
The holders of all Enstar Finance senior indebtedness and subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Enstar Finance junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, including the Notes, in the event:
•of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Enstar Finance or its property; or
•that junior subordinated debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Enstar Finance or its property.
Enstar Finance may not make any payment of the principal or interest on the Notes during a continued default in payment of any Enstar Finance senior indebtedness or subordinated indebtedness or if any event of default exists under the terms of any Enstar Finance senior indebtedness or subordinated indebtedness.
The obligations of Enstar Group Limited under its guarantee will be junior subordinated obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness and subordinated indebtedness of Enstar Group Limited. The subordination provisions described above with respect to Enstar Finance’s obligations under the Notes apply equally to the obligations of Enstar Group Limited under its guarantee.
No Rights of Set-off
The Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of Enstar Finance, Enstar Group Limited or any of the Insurance Group to any person in whose names the Notes are registered or any creditor of Enstar Finance, Enstar Group Limited or any of the Insurance Group.
No Encumbrances
By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that no security or encumbrance of any kind is, or will at any time be, provided by Enstar Finance, Enstar Group Limited or any of their affiliates to secure the rights of holders of the Notes.
Discharge, Defeasance and Covenant Defeasance
The discharge, defeasance and covenant defeasance provisions described in the accompanying prospectus under “Description of Enstar Finance LLC Debt Securities and Enstar Group Limited Guarantees—Terms and Conditions of the Series of Debt Securities—Discharge, Defeasance and Covenant Defeasance” will apply to the Notes.
Modification of the Indenture
Changes Not Requiring Holder Approval. The indenture will provide that Enstar Finance, Enstar Group Limited and the trustee may enter into one or more supplemental indentures without the consent of the holders of the Notes to:
•evidence a successor person’s assumption of the obligations of Enstar Finance and Enstar Group Limited under the indenture and the Notes;

•add covenants or other provisions that protect holders of the Notes;
•cure any ambiguity or inconsistency in the indenture, or between the indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indenture, provided that such correction does not materially adversely affect the holders of the Notes;
•establish the forms or terms of other series of debt securities permitted by the indenture;
•evidence a successor trustee’s acceptance of appointment; or
•make any other change that does not materially and adversely affect the interests of the holders of the Notes.
Changes Requiring a Majority Vote. The indenture also will permit Enstar Finance, Enstar Group Limited and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes to change, in any manner, the indenture and the rights of the holders of the Notes, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected Note is required for changes that:
•extend the stated maturity of, or reduce the principal of any Note;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable upon redemption;
•change the currency in which the principal, any premium or interest is payable;
•reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
•impair the right to institute a suit for the enforcement of any payment on any Note when due;
•reduce the percentage of principal amount of the Notes required to approve changes to the indenture; or
•other than expressly permitted by the indenture, modify the guarantees in any manner adverse to the holders of the Notes.
In addition, no modification or amendment may, without the consent of each holder of an affected Note and the BMA, change the stated maturity of, the principal of, or any premium or installment of interest on, any of the Notes. The indenture may not be amended to alter the subordination of any outstanding Notes without the consent of each holder of the outstanding senior debt securities and subordinated debt securities that would be adversely affected by the amendment.
Book-Entry System
Enstar Finance will issue the Notes in the form of one or more permanent global notes in definitive, fully registered form. The global note will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee.
Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global note will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.
Investors may elect to hold beneficial interests in the global notes through either DTC, or Euroclear or Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global note, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global note held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.
DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.
Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.
Distributions with respect to the Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.
Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between DTC’s participating organizations (the “DTC Participants”) on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global note from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Certificated Notes
Enstar Finance will issue certificated Notes to each person that DTC identifies as a beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:
•DTC notifies Enstar Finance that it is no longer willing or able to continue as depositary for such global note or if DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and Enstar Finance has not appointed a successor depositary within 90 days of that notice; or
•Enstar Finance executes and delivers to the trustee an Issuer Order stating that such global note shall be so exchangeable.
Governing Law; Waiver of Jury Trial
The indenture, the Notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that Enstar Finance, Enstar Group Limited and the trustee, and each holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the Notes, the guarantees or any transaction contemplated thereby.

Regarding the Trustee
The Bank of New York Mellon will act as trustee under the indenture. Enstar Group Limited and certain of its subsidiaries have in the past and may from time to time in the future utilize the commercial banking, custodial and/or other investment-related services regularly offered by the trustee or its affiliates in the ordinary course of its business. The Bank of New York Mellon acts as the trustee under Enstar Group Limited’s senior debt indenture.
Payment and Paying Agent
Enstar Finance will pay interest on the Notes to the person in whose name the Notes are registered on the regular record date for interest.
Enstar Finance will pay principal of, and any premium and interest on, the Notes at the office of the paying agent designated by it, except that Enstar Finance may pay interest by wire transfer or check mailed to the holder.
All moneys Enstar Finance pays to a paying agent or the trustee for the payment of principal of, or any premium or interest on, a Note which remains unclaimed at the end of two years will be repaid to Enstar Finance, and the holder of the Note may then look only to Enstar Finance for payment.
The trustee will act as paying agent for the Notes in the United States. Enstar Finance may change the paying agent without prior notice to the holders of the Notes.
Calculation Agent
The “calculation agent” means, at any time, the person or entity appointed by Enstar Finance and serving as such agent with respect to the Notes at such time. Unless Enstar Finance has validly redeemed all outstanding Notes on or before the First Reset Date, it will appoint a calculation agent with respect to the Notes prior to the First Reset Date. Enstar Finance may terminate any such appointment as long as it appoints a successor agent at the time of termination. Enstar Finance will initially act as calculation agent and may subsequently appoint one of its affiliates as calculation agent.

MATERIAL TAX CONSIDERATIONS
Certain U.S. Federal Income Tax Consequences
The following is a summary of certain U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the Notes. This summary deals only with Notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) by persons who purchase the Notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the Notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).
As used herein, a “U.S. holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes, any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
Except as modified for estate tax purposes (as discussed below), the term “non-U.S. holder” means a beneficial owner of the Notes that is neither a U.S. holder nor an entity classified as a partnership for U.S. federal income tax purposes.
If any entity classified as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the Notes, you should consult your own tax advisors.
This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:
•a dealer in securities or currencies;
•a financial institution;
•a regulated investment company;
•a real estate investment trust;
•a tax-exempt entity;
•an insurance company;
•a person holding the Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•a trader in securities that has elected the mark-to-market method of accounting for your securities;
•a person liable for alternative minimum tax;
•a partnership or other pass-through entity (or an investor in such an entity);
•a U.S. holder that holds Notes through a non-U.S. broker or other non-U.S. intermediary;
•a U.S. holder whose “functional currency” is not the U.S. dollar;
•a “controlled foreign corporation;”

•a “passive foreign investment company;”
•a person required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement; or
•a United States expatriate.
This summary is based on the Code, U.S. Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Notes that are different from those discussed below.
This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances. In addition, this summary does not address the effects of any U.S. federal tax consequences other than income taxes and, in the case of non-U.S. holders, estate taxes (such as gift taxes and the Medicare tax on certain investment income), and does not address state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of Notes.
If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.
Treatment of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Notes. We believe that the Notes should be classified as indebtedness of Enstar USA, Inc. for U.S. federal income tax purposes and intend to so treat the Notes (even though the Notes will be issued by Enstar Finance (a wholly-owned subsidiary of Enstar USA, Inc.), as Enstar Finance is disregarded as separate from Enstar USA, Inc. for U.S. federal income tax purposes). There can be no assurance, however, that the IRS will not treat the Notes as equity for U.S. federal income tax purposes, and such treatment, if successfully asserted by the IRS, may have adverse U.S. federal income tax consequences to a holder of the Notes. By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness of Enstar USA, Inc. for U.S. federal income tax purposes, unless otherwise required by applicable law. You are urged to consult your own tax advisors regarding the appropriate characterization of the Notes and the tax consequences that would apply to you if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.
Contingent Payment Debt Instrument Rules
Under applicable U.S. Treasury regulations, a “remote” contingency that payments will not be timely paid will be ignored in determining whether a debt instrument is a contingent payment debt instrument (“CPDI”) for U.S. federal income tax purposes. The terms of the Notes provide for deferral of interest and principal payments under certain circumstances (see “Description of the Notes and the Guarantees”). We believe that the likelihood of any such deferral is remote and, therefore, we intend to take the position that the Notes should not be treated as CPDIs for U.S. federal income tax purposes. If the IRS successfully challenged this position, however, and the Notes were treated as CPDIs, a U.S. holder could be required to accrue interest income at a rate higher than the stated interest rate on the Notes and to treat as ordinary income (rather than capital gain) any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of the Notes. You are urged to consult your own tax advisors regarding the potential application of the CPDI rules to the Notes and the consequences thereof. The remainder of this discussion assumes that the Notes will not be treated as CPDIs for U.S. federal income tax purposes.

Original Issue Discount
Under applicable U.S. Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). As discussed above, we believe that the likelihood of any deferral of interest is remote. Therefore, we believe that the Notes will not be treated as issued with OID at the time of their original issuance. If, however, there is a deferral of interest on the Notes, depending on the circumstances, the Notes may be deemed to have been retired and reissued with OID at that time. In such case, a U.S. holder would generally be required to include any OID in income as it accrues, on a constant yield to maturity basis, in advance of the receipt of the cash payment thereof and regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. In such case, actual payments of stated interest would generally not be reported separately as taxable income. The remainder of this discussion assumes that the Notes will not be issued with OID for U.S. federal income tax purposes (either upon initial issuance or by reason of a deferral of interest).
Certain Tax Consequences to U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder.
Stated Interest. Stated interest on the Notes generally will be taxable to you as ordinary income at the time the interest is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Unless a non-recognition provision applies, you will recognize taxable gain or loss upon a sale, exchange, retirement, redemption or other taxable disposition of a Note in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any amount attributable to accrued but unpaid stated interest, which will be taxed in the manner described above under “—Stated Interest”) and (ii) your adjusted tax basis in the Note. Your adjusted tax basis in a Note will, in general, be your cost for that Note.
Any gain or loss on the sale, exchange, retirement, redemption or other taxable disposition of a Note generally will be capital gain or loss and generally will be long-term capital gain or loss if the Note has a holding period of more than one year at the time of the sale, exchange, retirement, redemption or other taxable disposition. Long-term capital gain of non-corporate U.S. holders (including individuals) may be taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Certain Tax Consequences to Non-U.S. Holders
The following is a summary of certain U.S. federal income and estate tax consequences that will apply to you if you are a non-U.S. holder.
U.S. Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:
•interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;
•you do not actually or constructively own 10% or more of the total combined voting power of all classes of Enstar USA, Inc.’s voting stock;
•you are not a controlled foreign corporation that is actually or constructively related to Enstar USA, Inc. through stock ownership;
•you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and
•either (1) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (2) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or
•IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).
The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note.
U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then you will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied.
Subject to the discussion below of backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, retirement or other taxable disposition of a Note unless: (1) the gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by such non-U.S. holder within the United States), or (2) such non-U.S. holder is a nonresident alien individual, who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met. Non-U.S. holders who are described under (1) above generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such holder may also be subject to the branch profits tax as described above. Non-U.S. holders described under (2) above generally will be subject to a flat 30% tax on the gain derived from the sale, exchange, retirement or other taxable disposition of the Notes, which may be offset by certain U.S. capital losses notwithstanding the fact that such holder is not considered a U.S. resident for U.S. federal income tax purposes.
U.S. Federal Estate Tax. If you are an individual who is neither a citizen nor a resident (as specifically defined for U.S. federal estate tax purposes) of the United States at the time of your death, your estate will not be subject to U.S. federal estate tax on notes beneficially owned (or deemed to be beneficially owned) by you at the time of your death, provided that any payment to you of interest on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—U.S. Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section. Information Reporting and Backup Withholding
U.S. Holders. In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.
Non-U.S. Holders.
Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes made within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Variation and Substitution
Under applicable U.S. Treasury regulations, the modification of a debt instrument creates a deemed exchange of an “old” debt instrument for a “new” debt instrument if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Generally, the modification of a debt instrument will result in a deemed exchange of an old debt instrument for a new debt instrument if such modification is “significant” within the meaning of applicable U.S. Treasury regulations promulgated under the Code. In general, the regulations provide that the modification of a debt instrument is a “significant modification” if, based on all the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, any variation of the Notes or substitution of the old Notes for new Notes (as described under “Description of the Notes and the Guarantees—Variation and Substitution”) may result in such a deemed exchange. In such case, under certain circumstances, a U.S. holder of the Notes may be required to recognize gain or loss upon the deemed exchange in an amount equal to the difference, if any, between the (i) “issue price” of the new Notes and (ii) such holder’s adjusted tax basis in the old Notes. In addition, depending upon the circumstances, the new Notes may be deemed to be issued with OID. Holders should consult their tax advisors regarding the U.S. federal income tax consequences if there is a variation or substitution with respect to the Notes.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Certain Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of the notes.
Bermuda Tax Considerations
Under Bermuda law, Enstar Group Limited is not subject to tax on income, profits, withholding, capital gains or capital transfers. Enstar Group Limited has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to it or to any of its respective operations or to its shares, debentures or other obligations (including guarantees) except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable in respect of real property owned or leased in Bermuda by Enstar Group Limited.

UNDERWRITING
Barclays Capital Inc., BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	$90,000,000
HSBC Securities (USA) Inc.	77,500,000
Wells Fargo Securities, LLC	77,500,000
BMO Capital Markets Corp.	60,000,000
nabSecurities, LLC	35,000,000
ING Financial Markets LLC	30,000,000
Scotia Capital (USA) Inc.	25,000,000
J.P. Morgan Securities LLC	22,500,000
Truist Securities, Inc.	22,500,000
Commonwealth Bank of Australia	20,000,000
Commerz Markets LLC	10,000,000
NatWest Markets Securities Inc.	10,000,000
SG Americas Securities, LLC	10,000,000
SMBC Nikko Securities America, Inc.	10,000,000
Total	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make with respect to those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the Notes at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.675% of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.450% of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
We estimate that our expenses, not including the underwriting discount, in connection with this offering will be approximately $1.3 million.

New Issue of Notes
The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market for the Notes after this offering is completed as permitted by applicable law. However, they are under no obligation to do so and may cease any market-making at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active trading market for the Notes will develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our financial performance or prospects, general economic conditions and other factors.
Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the underwriters and their respective affiliates have directly or indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. The underwriters and their respective affiliates may in the future provide similar services to us. They have received, or may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Each underwriter (a) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Enstar Finance; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
None of the underwriters or any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in this document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in their possession for the purposes of issue, or will issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the Notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.
This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

LEGAL MATTERS
Certain legal matters relating to the Notes will be passed upon for us as to Bermuda law by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and as to U.S. law by Hogan Lovells US LLP. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements and the related financial statement schedules of Enstar Group Limited and its subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of InRe Fund, L.P. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus supplement, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the Notes.
We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus supplement is legally deemed to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement and the documents listed below. We incorporate the documents listed below:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on June 30, 2021;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2021;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 7, 2021, August 5, 2021 and November 4, 2021, respectively;
•our Current Reports on Form 8-K, filed with the SEC on January 4, 2021, February 11, 2021, February 25, 2021, March 1, 2021 (other than that portion furnished under Item 7.01), April 6, 2021, April 9, 2021, May 21, 2021, June 11, 2021 (other than that portion furnished under Item 7.01), June 15, 2021, July 15, 2021, July 22, 2021, August 5, 2021, August 13, 2021, August 16, 2021, August 24, 2021, September 21, 2021, November 4, 2021, November 9, 2021, November 29, 2021 and January 10, 2022; and
•all future documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities being offered under this prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary

PROSPECTUS
ENSTAR GROUP LIMITED
Ordinary Shares, Preference Shares, Depositary Shares, Debt Securities, Purchase Contracts and Units, Warrants, and Units
ENSTAR FINANCE LLC
Debt Securities, Fully and Unconditionally Guaranteed by
Enstar Group Limited
Enstar Group Limited may from time to time offer and sell:
•ordinary shares;
•preference shares;
•depositary shares representing ordinary shares or preference shares;
•senior, subordinated or junior subordinated debt securities;
•purchase contracts and units;
•warrants to purchase ordinary shares, preference shares or debt securities; and
•units, which may consist of any combination of the securities listed above.
Enstar Group Limited may sell any combination of these securities in one or more offerings.
Enstar Finance LLC is a Delaware limited liability company. Enstar Finance LLC may from time to time offer senior, subordinated or junior subordinated debt securities. Enstar Group Limited will fully and unconditionally guarantee all payment obligations due on the debt securities issued by Enstar Finance LLC, as described in this prospectus and in an applicable prospectus supplement.
The specific terms of the securities and public offering prices will be provided in one or more supplements to this prospectus. We urge you to carefully read this prospectus and any applicable accompanying prospectus supplement, together with the documents we incorporate by reference herein and therein.
We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be described in the accompanying prospectus supplement.
Enstar Group Limited’s ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ESGR.”
Investing in these securities involves certain risks. You should carefully consider the risk factors on page 4 of this prospectus and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.
None of the U.S. Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 17, 2020

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The terms “Enstar,” “we,” “us,” “our,” the “Company” or similar references refer to Enstar Group Limited and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The term “Enstar Finance” refers to Enstar Finance LLC. The term “securities” refers to any securities that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.
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TABLE OF CONTENTS

S-iii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 filed by Enstar Group Limited and Enstar Finance with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement (which term, for purposes of this prospectus, includes free-writing prospectuses) that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of those documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” before deciding to invest in any of the securities being offered.
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been, or will be, filed and included or incorporated by reference in the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our ordinary shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq).
The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following:
•risks associated with implementing our business strategies and initiatives;
•the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;
•risks relating to our acquisitions, including our ability to evaluate opportunities, successfully price acquisitions, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;
•risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade or withdrawal, and cyclicality of demand and pricing in the insurance and reinsurance markets;
•risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;
•changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;
•risks relating to the evolving COVID-19 global pandemic and the significant disruption and economic and financial turmoil that has taken place as a result of government measures to protect public health;
•the risk that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;
•risks relating to the variability of statutory capital requirements and the risk that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;
•risks relating to the availability and collectability of our reinsurance;
•losses due to foreign currency exchange rate fluctuations;
•increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;
•emerging claim and coverage issues;
•lengthy and unpredictable litigation affecting the assessment of losses and/or coverage issues;
•loss of key personnel;
•the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;
•our ability to comply with covenants in our debt agreements;
•changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;
•operational risks, including system, data security or human failures and external hazards;
•risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;
•risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;
•tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;
•changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;
•changes in Bermuda law or regulation or the political stability of Bermuda; and
•changes in accounting policies or practices.
The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below. We undertake no obligation to publicly update or review any forward-looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

ENSTAR GROUP LIMITED
Enstar Group Limited is a leading global insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Our core focus is acquiring and managing insurance and reinsurance companies and portfolios of insurance and reinsurance business in run-off. Since the formation of our Bermuda-based holding company in 2001, we have completed or announced over 100 acquisitions or portfolio transfers. The substantial majority of our acquisitions have been in the non-life run-off business, which generally includes property and casualty, workers’ compensation, asbestos and environmental, construction defect, marine, aviation and transit, and other closed business. We manage our investment portfolio with the goal of achieving superior risk-adjusted returns, while growing profitability and generating long-term growth in shareholder value.
Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645.
ENSTAR FINANCE
Enstar Finance was formed in Delaware in 2020 as a limited liability company and is a direct wholly-owned subsidiary of Enstar USA, Inc. and an indirect wholly-owned subsidiary of Enstar Group Limited. Enstar Finance is a finance subsidiary without other material business activities. The principal executive offices of Enstar Finance are located at 411 Fifth Ave., 5th Floor, New York, NY 10016 and its telephone number is (212) 790-9700.
RISK FACTORS
Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes, including, but not limited to, repayment of borrowings, funding for acquisitions, working capital and other business opportunities. Until we use the net proceeds in the manner described above, we may temporarily use them to make cash and short duration fixed maturity investments.

GENERAL DESCRIPTION OF THE SECURITIES
Enstar Group Limited may from time to time offer under this prospectus, separately or together:
•ordinary shares;
•preference shares;
•depositary shares representing ordinary shares or preference shares;
•senior, subordinated or junior subordinated debt securities;
•purchase contracts and units;
•warrants to purchase ordinary shares, preference shares or debt securities; and
•units, which may consist of any combination of the securities listed above.
Enstar Finance may from time to time offer under this prospectus senior, subordinated or junior subordinated debt securities. Enstar Group Limited will fully and unconditionally guarantee all payment obligations due on the debt securities issued by Enstar Finance.
DESCRIPTION OF SHARE CAPITAL
Overview
Enstar Group Limited’s authorized share capital consists of: (i) 90,000,000 ordinary shares, par value $1.00 per share, (ii) 21,000,000 non-voting convertible ordinary shares, par value $1.00 per share, and (iii) 45,000,000 preference shares, par value $1.00 per share. As of June 30, 2020, there were (1) 18,634,717 voting ordinary shares issued and outstanding, (2) 2,599,672 Series C non-voting convertible ordinary shares issued and outstanding, (3) 910,010 Series E non-voting convertible ordinary shares issued and outstanding, (4) 388,571 Series C participating non-voting perpetual preferred shares issued and held in treasury, (5) 16,000 Series D participating non-voting perpetual preferred shares issued and outstanding and (6) 4,400 Series E participating non-voting perpetual preferred shares issued and outstanding.
All issued and outstanding shares are fully paid and nonassessable. Authorized but unissued preference shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of our board of directors without the approval of our shareholders, with such rights, preferences and limitations as the board may determine. The number of ordinary shares, non-voting convertible ordinary shares and preference shares outstanding from time to time is reported in our annual and quarterly filings with the SEC.
The following description of our share capital and the provisions of our memorandum of association, fifth amended and restated bye-laws and certificate of designations relating to the Series C, Series D and Series E preferred shares are only summaries of their material terms and the provisions relating to our share capital and are qualified by reference to the complete text of the memorandum of association, bye-laws and certificates of designations relating to the Series C, Series D and Series E preferred shares, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. For information on how to obtain copies of the memorandum of association, bye-laws or other exhibits, see “Where You Can Find More Information.”

Ordinary Shares
Holders of our ordinary shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the limitation on voting rights described below, holders of our ordinary shares are entitled to one vote per share on all matters submitted to a vote of shareholders.
Most matters to be approved by our shareholders require approval by a simple majority vote, subject to the limitation described below in “—Limitation on Voting Power of Shares.” Under the Bermuda Companies Act of 1981 (the “Companies Act”), the holders of at least 75% of our shares voting in person or by proxy at a meeting (including non-voting shares) generally must approve an amalgamation or merger with another company. In addition, the Companies Act provides that a resolution to remove our auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of our shareholders. The quorum for any meeting of our shareholders is two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of our total issued voting shares.
Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. In accordance with the Companies Act, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.
In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably on a pari passu basis with the non-voting convertible ordinary shares and any participating shares in the surplus of our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares. Holders of ordinary shares are entitled to such dividends as our board of directors may from time to time declare on a pari passu basis with the non-voting convertible ordinary shares.
Non-Voting Convertible Ordinary Shares
Holders of our non-voting convertible ordinary shares have no pre-emptive, redemption or sinking fund rights and are generally entitled to enjoy all of the rights attaching to ordinary shares, but are not entitled to vote other than in certain limited situations, including the approval of an amalgamation or merger (see “—Ordinary Shares”).
Non-voting convertible ordinary shares are divided into three series: Series C, D, and E. As of June 30, 2020, only Series C and E were outstanding. The Series C shares were originally issued in connection with investment transactions in 2011. The Series C shares: (i) have all of the economic rights (including dividend rights) attaching to voting ordinary shares but are non-voting except in certain limited circumstances; (ii) may only vote on certain limited matters that would constitute a variation of class rights and as required under Bermuda law; and (iii) require the registered holders’ written consent in order to vary the rights of the shares in a significant and adverse manner.
Each Series C share and Series E share shall be automatically converted into one ordinary share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of our ordinary shares or our non-voting convertible ordinary shares after the date of the adoption of our bye-laws, only upon the transfer by the registered holder of such non-voting convertible ordinary share, whether or not for value, to a third party in a Widely Dispersed

Offering. As used herein, “Widely Dispersed Offering” means (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting shares of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting shares of the Company without any transfer from the holder.
The Series D shares were created in connection with investment transactions in 2011, but no shares in this series are issued and outstanding.
Holders of the Series C shares have the right to convert such shares, on a share-for-share basis, subject to certain adjustments, into Series D shares at their option. There is no economic difference in Series C or D shares, but there are slight differences in the conversion rights and the limited voting rights of each series. The Series E shares have substantially the same rights as the Series C shares, except that (i) they are convertible only into voting ordinary shares and (ii) they may only vote as required under Bermuda law. The Series E shares include all other non-voting convertible ordinary shares authorized under our bye-laws but not classified as Series C or D non-voting convertible ordinary shares.
Preference Shares
Series C, D and E preference shares
As of June 30, 2020, our (i) Series C Participating Non-Voting Perpetual Preferred Stock (“Series C Preferred Shares”), (ii) Series D Perpetual Non-Cumulative Preferred Shares (“Series D Preferred Shares”) and (iii) Series E Perpetual Non-Cumulative Preferred Shares (“Series E Preferred Shares” and, together with the Series C Preferred Shares and the Series D Preferred Shares, the “Preferred Shares”) were outstanding. Except as described below, the Preferred Shares, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank pari passu with our ordinary voting and non-voting shares, and rank senior to each of our other classes or series of share capital, unless the terms of any such class or series shall expressly provide otherwise.
Series C Preferred Shares (i) upon liquidation, dissolution or winding up of the Company, entitle their holders to a preference over holders of our ordinary voting and non-voting shares of an amount equal to $0.001 per share with respect to the surplus assets of the Company and (ii) are non-voting except in certain limited circumstances. Series D Preferred Shares and Series E Preferred Shares (i) upon liquidation, dissolution or winding up of the Company, entitle their holders to a preference over holders of our ordinary voting and non-voting shares of an amount equal to $25,000 per share (equivalent to $25.00 per depositary share) with respect to the surplus assets of the Company, plus declared and unpaid dividends, if any, and (ii) are non-voting except in certain limited circumstances.
Dividends will be paid on the Series C Preferred Shares when, as and if declared on our ordinary voting and non-voting shares in an amount equal to the dividend paid on our ordinary voting and non-voting shares, multiplied by the applicable participation rate. The participation rate is initially set at ten (10), which is generally reflective of the reduction in the number of Series C Preferred Shares issued in exchange for the previously outstanding Series A non-voting convertible ordinary shares. The Series C Preferred Shares are not entitled to dividends or distributions that are related to certain entities in which the Company owns an interest. Holders of Series D Preferred Shares and Series E Preferred Shares are entitled to receive, only when, as and if declared, non-cumulative cash dividends, paid quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on September 1, 2018 for the Series D Preferred Shares and March 1, 2019 for the Series E Preferred Shares, of 7.00% per annum. Commencing on September 1, 2028, the Series D Preferred Shares will convert to a floating rate basis and dividends will be payable on a non-cumulative basis, when, as and if declared, at three-

month LIBOR plus 4.015% per annum. Dividends that are not declared will not accumulate and will not be payable.
Future series of preference shares
Pursuant to our bye-laws and Bermuda law, our board of directors by resolution may establish one or more additional series of preference shares having such number of shares, designations, relative voting rights, dividend rates, redemption or repurchase rights, conversion rights, liquidation and other rights, preferences, powers, and limitations as may be fixed by our board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The issuance of preference shares could also adversely affect the voting power of the holders of our ordinary shares, deny our shareholders the receipt of a premium on their ordinary shares or non-voting convertible ordinary shares at the end of a tender or other offer for such shares and have a depressive effect on the market price of such shares.
Change of Control and Related Provisions of Our Memorandum of Association and Bye-Laws
A number of provisions in our memorandum of association and bye-laws and under Bermuda law may make it more difficult to acquire control of the Company. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by our board of directors but which individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then current market prices. As a result, those of our shareholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of our ordinary shares and our non-voting convertible ordinary shares. These provisions are intended to:
•enhance the likelihood of continuity and stability in the composition of our board of directors;
•discourage some types of transactions that may involve an actual or threatened change in control of the Company;
•discourage certain tactics that may be used in proxy fights;
•ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of the Company and our shareholders; and
•encourage persons seeking to acquire control of the Company to consult first with our board to negotiate the terms of any proposed business combination or offer.
Limitation on Voting Power of Shares
Holders of our non-voting convertible ordinary shares and Preferred Shares are generally not entitled to vote. Our board of directors may also limit a shareholder’s voting rights where the board deems it necessary to do so to avoid non-de minimis adverse tax, legal or regulatory consequences. We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights should be so limited or for certain other limited purposes. If a shareholder fails to respond to a request from the Company for information or submits incomplete or inaccurate information in response to such a request, we may, in our sole discretion, eliminate such shareholder’s voting rights.
These provisions may discourage those who would otherwise seek to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests. To the extent these provisions discourage takeover attempts, they may deprive shareholders of opportunities to realize takeover premiums for their shares or may depress the market price of the shares.
Restrictions on Transfer
Pursuant to our bye-laws, our board of directors may decline to register a transfer of any of our ordinary shares under certain circumstances, including if it has reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its shareholders may occur as a result of such transfer. Further, our bye-laws provide the Company with the option to repurchase, or to assign to a third party the right to purchase, the minimum number of ordinary shares necessary to eliminate any such non-de minimis adverse tax, regulatory or legal consequence. The price to be paid for such shares will be the fair market value of such shares. In addition, our board of directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States, or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
Although we believe that the precise form of the restrictions on transfer contained in our bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. The restrictions on transfer may also have the effect of delaying, deferring or preventing a change in control.
Unissued Shares
Ordinary Shares and Non-Voting Convertible Ordinary Shares
Our authorized and unissued ordinary shares and non-voting convertible ordinary shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Preference Shares
Our memorandum of association and bye-laws grant our board of directors the authority, without any further vote or action by our shareholders, to issue preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of the shares constituting any series. The existence of authorized but unissued preference shares could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue preference shares to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for our ordinary shares at a premium over the market price of our ordinary shares, and may adversely affect the market price of, and the voting and other rights of the holders of, our ordinary shares.
Classified Board of Directors, Vacancies and Removal of Directors
Our bye-laws provide that our board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our shareholders may remove directors only for cause, and the notice of a meeting of the shareholders convened for the purpose of removing a director is required to contain a statement of the intention to do so and be served on such director not less than fourteen days before the meeting and at such meeting the director is entitled to be heard on the motion for such director’s removal. Vacancies (including a vacancy created by increasing the size of the board) in our board of directors may be filled by the shareholders at the meeting at which a director is removed or, in the absence of such election or appointment, by a majority of our directors.
Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our bye-laws provide that the number of directors will be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than five directors or more than such maximum number of directors, not exceeding fifteen directors, as the board may from time to time determine. A majority of the board is required to consist of directors who are not residents of the United Kingdom. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.
Other Bye-Law Provisions
The following provisions are a summary of some of the other important provisions of our bye-laws.
Our bye-laws provide certain aspects concerning corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares that are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and its winding-up.
Our bye-laws may only be amended by both a resolution of our board of directors and a resolution of our shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares representing proportional fractional interests in ordinary shares or preference shares that will be evidenced by depositary receipts. We will deposit the underlying ordinary shares or preference shares with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement.
Dividends and Other Distributions
Unless otherwise specified in the applicable prospectus supplement, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited ordinary shares or preference shares, including any additional amounts as described in the applicable prospectus supplement, to the record holders of depositary shares relating to the underlying ordinary shares or preference shares in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited ordinary shares or preference shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Redemption of Depositary Shares
Whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing ordinary shares or preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or in such other manner as we may determine to be fair and equitable.
Voting Deposited Ordinary Shares or Preference Shares
Because each depositary share will represent a fractional interest in an ordinary share or preference share, holders of depositary receipts will be entitled to a fraction of a vote per deposited ordinary share or preference share under the circumstances in which holders of such deposited ordinary shares or preference shares are entitled to a vote.
When the depositary receives notice of any meeting at which the holders of any deposited ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the ordinary shares or preference shares, may instruct the depositary to vote the amount of the ordinary shares or preference shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the ordinary shares or preference shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the ordinary shares or preference shares, it will not vote the amount of the ordinary shares or preference shares represented by such depositary shares.
Preemptive and Conversion Rights
Unless otherwise specified in an applicable prospectus supplement, the holders of the depositary shares do not have any preemptive or conversion rights.
Amendment and Termination of the Deposit Agreement
We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.
The Deposit Agreement may be terminated by us or the depositary if:
•all outstanding depositary shares have been redeemed; or
•there has been made a final distribution in respect of the ordinary shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.
Fees, Charges and Expenses
Unless otherwise specified in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the ordinary shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited ordinary shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.
Resignation and Removal of Depositary
Unless otherwise specified in the applicable prospectus supplement, the depositary may resign at any time by delivering a written notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.
Miscellaneous
Unless otherwise specified in the applicable prospectus supplement, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited ordinary shares or preference shares unless satisfactory indemnity is furnished.

DESCRIPTION OF ENSTAR GROUP LIMITED DEBT SECURITIES
We may offer debt securities from time to time, in one or more series, under this prospectus and one or more prospectus supplements. We will issue any senior debt securities pursuant to a senior debt indenture dated as of March 10, 2017, between Enstar Group Limited and The Bank of New York Mellon, as trustee, which we have filed as an exhibit to the registration statement of which this prospectus is a part. In addition, we may issue subordinated debt securities or junior subordinated debt securities pursuant to a subordinated debt indenture or a junior subordinated debt indenture, as applicable, with a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. We have filed the form of subordinated debt indenture and the form of junior subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. The senior debt indenture and the forms of subordinated and junior subordinated debt indentures are collectively referred to in this section as the “indentures.”
This section summarizes the material provisions of the indentures and the debt securities. However, because it is a summary, it does not describe every aspect of the indentures or the debt securities, and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures. See “Where You Can Find More Information” for information on how to obtain a copy of the indentures.
The following description sets forth certain general terms and provisions of the debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.
The senior debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future senior and unsecured, unsubordinated indebtedness. The senior debt securities will rank senior to our subordinated and junior subordinated indebtedness, if any. The subordinated debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future subordinated and unsecured indebtedness, if any, will rank senior to our junior subordinated indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to our senior indebtedness. The junior subordinated debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future junior subordinated and unsecured indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the junior subordinated debt securities to (i) our senior indebtedness and (ii) our subordinated indebtedness, if any. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of senior and subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture or the subordinated debt indenture.
Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our related subsidiary. Any claims of the Company as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by us.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to us. In addition, insurance companies, including some of our direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity and further restrict the amount of dividends and other distributions that may be paid to us. The rights of our creditors (including the holders of our debt securities) to participate in distributions on shares owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
For purposes of this “Description of Enstar Group Limited Debt Securities” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries unless we specify or the context clearly indicates otherwise.
Terms and Conditions of the Series of Debt Securities
The indentures do not limit the amount of debt securities that we may incur. We may issue as many distinct series of debt securities under the indentures as we wish. Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.
We will provide a prospectus supplement to accompany this prospectus for each series of debt securities that we offer. In the prospectus supplement, we will describe the terms and conditions of the series of debt securities that we are offering, which may vary from the terms described in this prospectus and may include some or all of the following:
•the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;
•whether the securities are senior, subordinated or junior subordinated;
•the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•the date or dates upon which the debt securities are payable and will mature;
•the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;
•the place or places where the principal of, any premium and any interest on the debt securities will be payable;
•whether the securities are convertible or exchangeable for other securities issued by us, and if so, the terms and conditions upon which the securities are so convertible or exchangeable;
•any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to repurchase the debt securities on terms that we designate in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;
•whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;
•any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;
•whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;
•any proposed listing of the debt securities on a securities exchange;
•any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee of the indenture;
•the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;
•any right we may have to defer payments of interest on the debt securities;
•any other specific terms of the debt securities, including any modifications to the events of default or covenants applicable to the debt securities and any other terms which may be required by or advisable (as determined by the Company) under applicable laws or regulations; and
•if necessary, a discussion of material U.S. federal income tax considerations and material Bermuda tax considerations.
In the case of any debt securities that are redeemable at our option, we will not redeem such debt securities if we are, or if after giving effect to such redemption, would be, in breach of the group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed on us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978 of Bermuda and related regulations or any successor legislation or then-applicable law.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Consolidation, Merger, Amalgamation and Sale of Assets
Unless we inform you otherwise in a prospectus supplement, we will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of our properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:
•we are the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was, (i) with respect to the senior indenture, on March 10, 2017 or (ii) with respect to the subordinated and junior subordinated indentures, on the date of the applicable indenture, a member of the Organization for Economic Cooperation and Development and expressly assumes our obligations on the securities and under the indenture;

•immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•we have fulfilled certain other requirements under the indenture.
Limitation on Liens on Stock of Significant Subsidiaries
Unless otherwise specified in the applicable prospectus supplement, with respect to senior debt securities, we may not, nor may we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary, unless we provide, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the senior debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.
The term “indebtedness” means, with respect to any person:
•the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
•with respect to the senior indenture, all capitalized lease obligations of such person, and with respect to the subordinated and junior subordinated indentures, all finance lease obligations of such person;
•all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
•all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
•all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
•all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
•any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Commission Reports
Unless otherwise specified in the applicable prospectus supplement, whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we are required to provide to the trustee and the holders of the debt securities, within 15 days of the time periods required (after giving effect to Rule 12b-25 of the Exchange Act), all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q, and all current reports that would be required to be filed with the SEC on Form 8-K, if we were required to file such forms pursuant to Section 13 or 15(d) of the Exchange Act; provided that, during any time that we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will not be required to comply with (i) Section 302 or 404 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the SEC or Item 601 of Regulation S-K (with respect to exhibits), (ii) in the case of annual reports, Items 9A, 10 (except with respect to Item 401 of Regulation S-K) and 11 of Form 10-K or (iii) Section 13(r) of the Exchange Act. Notwithstanding the foregoing, we will be deemed to have satisfied these requirements if such reports, documents and information are made available on our website or on EDGAR (or any successor system). Delivery of any reports, documents and information to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indentures (as to which the trustee is entitled to rely exclusively on Officer’s Certificates).
Events of Default
Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the indenture with respect to a series of debt securities:
•a default in payment of principal or any premium, if any, when due and payable; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;
•a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;
•a default in payment of any sinking fund installment when due;
•a failure to observe or perform any of our other obligations under the debt securities or the indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;
•with respect to senior debt securities, a default under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $75,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture; and
•certain events of bankruptcy, insolvency or reorganization.
If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing with respect to a series of debt securities, either the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and accrued interest of such series of debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.
An event of default with respect to a series of debt securities may be waived by the holders of a majority in principal amount of the debt securities of such series at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:
•we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and
•all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities may waive past defaults under the applicable indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected series of debt securities.
The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.
The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:
•such holder previously gave written notice of the continuing default to the trustee;

•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series asked the trustee to institute the action and offered indemnity reasonably satisfactory to the trustee for doing so;
•the trustee did not institute the action within 60 days of the request and offer of indemnity; and
•no direction inconsistent with such request has been given to the trustee by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
Unless we otherwise describe in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without a withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the debt securities is made (a “taxing jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;
(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4) any withholding or deduction imposed on or in respect of any notes pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(5) any combination of items (1), (2), (3) and (4).
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security.
We will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the debt securities, the indentures, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indentures and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.
Redemption for Tax Purposes
Unless we otherwise describe in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to the Company, or a decision rendered by a court of competent jurisdiction in any taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the indentures and debt securities as set forth below and as provided in the applicable indenture. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the applicable indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the applicable indenture relating to the debt securities.
If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets,” “Limitation on Liens on Stock of Significant Subsidiaries” and “Commission Reports.” We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.
We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Modification of the Indenture
Changes Not Requiring Holder Approval. The indentures provide that we and the trustee may enter into one or more supplemental indentures without the consent of the holders of the debt securities to:
•secure any debt securities;
•evidence a successor person’s assumption of our obligations under the indentures and the debt securities;
•add covenants or other provisions that protect holders of debt securities;
•cure any ambiguity or inconsistency in the indentures, or between an indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indentures, provided that such correction does not materially adversely affect the holders of the debt securities;
•establish forms or terms for debt securities of any series permitted by the applicable indenture;
•evidence a successor trustee’s acceptance of appointment;
•with respect to the subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities;
•with respect to the junior subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities or subordinated debt securities; or
•make any other change that does not materially adversely affect the holders of debt securities.
Changes Requiring a Majority Vote. The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities of a series issued under the applicable indenture, to change, in any manner, the applicable indenture and the rights of the holders of debt securities of such series, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:
•extend the stated maturity of, or reduce the principal of any debt security;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable upon redemption;
•change the currency in which the principal, any premium or interest is payable;
•reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
•impair the right to institute a suit for the enforcement of any payment on any debt security when due; or

•reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.
The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment. The junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by such amendment.
Subordination Under the Subordinated and Junior Subordinated Debt Indentures
The subordinated and junior subordinated debt indentures provide that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated or junior subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, (i) to all of our senior indebtedness, in the case of subordinated indebtedness, and (ii) to all of our senior indebtedness and subordinated indebtedness, in the case of junior subordinated indebtedness.
The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness, whether incurred prior to, on or after the date of the subordinated debt indenture; provided that such senior indebtedness does not include any of our indebtedness which, by the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities. The junior subordinated debt indenture defines senior indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness, whether incurred prior to, on or after the date of the junior subordinated indenture; provided that such senior indebtedness does not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, either has a subordinate or equivalent right to payment with the subordinated debt securities or has a subordinate or equivalent right to payment with the junior subordinated debt securities. For the avoidance of doubt, senior indebtedness also includes any senior debt securities. The subordinated and junior subordinated debt indentures define “indebtedness” as having the meaning as set forth above under “Limitation on Liens on Stock of Significant Subsidiaries.”
The junior subordinated debt indenture defines subordinated indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness that is subordinated to any of our senior indebtedness, whether created, incurred or assumed prior to, on or after the date of the junior subordinated debt indenture. Subordinated indebtedness does not include any of our indebtedness which by the terms of the instrument creating or evidencing such indebtedness is specifically designated as being subordinated to or pari passu with the junior subordinated debt securities.
The subordinated and junior subordinated debt indentures do not limit the amount of senior indebtedness that we can incur. The junior subordinated debt indenture does not limit the amount of subordinated indebtedness that we can incur. The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated and junior subordinated debt securities receive any payment on account of such subordinated and junior subordinated debt securities, in the event:
•of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
We may not make any payment of the principal or interest on the subordinated or junior subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.
Similarly, the holders of all subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:
•of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
•that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
We may not make any payment of the principal or interest on the junior subordinated debt securities during a continued default in payment of any senior or subordinated indebtedness or if any event of default exists under the terms of any senior or subordinated indebtedness.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in a prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of our ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and our bye-laws.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:
•be entitled to have the debt securities represented by the registered global security registered in their own names;
•receive or be entitled to receive physical delivery of the debt securities in definitive form; or
•be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar, the trustee or any other agent of Enstar or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Governing Law; Waiver of Jury Trial
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. The indentures provide that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indentures, the debt securities or any transaction contemplated thereby.
Regarding the Trustee
The Bank of New York Mellon acts as trustee under our outstanding senior indentures. Each of our future indentures will provide that we can choose a trustee, and there may be more than one trustee under the applicable indenture, each with respect to one or more series of securities.
We and certain of our subsidiaries may maintain corporate trust relationships in the ordinary course of business with The Bank of New York Mellon or any other trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS
We may issue purchase contracts or purchase units. The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of any of our securities.
Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of our securities. The price of our securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.
The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit, special considerations applicable to the purchase contracts and purchase units, and, if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the purchase contracts and units will be governed by New York law.

DESCRIPTION OF WARRANTS
We may issue warrants independently or together with other securities and may attach warrants to those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.
Warrants
The applicable prospectus supplement will describe the terms of the warrants we offer, including, to the extent applicable:
•the title of the warrants;
•the aggregate number of warrants;
•the price or prices at which the warrants will be issued;
•provisions for changes to or adjustments in the exercise price;
•the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;
•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;
•the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;
•the date, if any, on and after which the warrants and the related securities will be separately transferable;
•the maximum or minimum number of the warrants which may be exercised at any time;
•any other specific terms of the warrants;
•if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations;
•anti-dilution provisions of the warrants, if any;
•redemption or call provisions, if any, applicable to the warrants;
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•any other information we think is important about the warrants.

Exercise of Warrants
Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise. Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the principal amount or number of securities being offered.
No holder of a warrant will, as such, have any rights of a holder of the securities purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.
Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of purchase contracts, purchase units, warrants, depositary shares, debt securities, ordinary shares or preference shares. The applicable prospectus supplement will describe:
•the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

DESCRIPTION OF ENSTAR FINANCE DEBT SECURITIES AND ENSTAR GROUP LIMITED DEBT GUARANTEES
Enstar Finance, an indirect and wholly owned subsidiary of Enstar Group Limited, may offer debt securities from time to time, in one or more series, under this prospectus and one or more prospectus supplements. The debt securities of Enstar Finance will be fully and unconditionally guaranteed by Enstar Group Limited, but will not be guaranteed by any subsidiaries of Enstar Group Limited. Enstar Finance may issue senior debt securities pursuant to a senior debt indenture to be entered into among Enstar Finance, as issuer, Enstar Group Limited, as guarantor, and a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. In addition, Enstar Finance may issue subordinated debt securities or junior subordinated debt securities pursuant to a subordinated debt indenture or a junior subordinated debt indenture, as applicable, to be entered into among Enstar Finance, as issuer, Enstar Group Limited, as guarantor, and a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. We have filed the forms of senior, subordinated and junior subordinated debt indentures as exhibits to the registration statement of which this prospectus is a part. The forms of senior, subordinated and junior subordinated debt indentures are collectively referred to in this section as the “Enstar Finance indentures.”
This section summarizes the material provisions of the Enstar Finance indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the Enstar Finance indentures, the debt securities or the guarantees, and is subject to, and is qualified in its entirety by reference to, all provisions of the Enstar Finance indentures. See “Where You Can Find More Information” for information on how to obtain a copy of the Enstar Finance indentures.
The following description sets forth certain general terms and provisions of the debt securities that Enstar Finance may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.
The senior debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future senior and unsecured, unsubordinated indebtedness, if any. The senior debt securities will rank senior to Enstar Finance’s subordinated and junior subordinated indebtedness, if any. The subordinated debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future subordinated and unsecured indebtedness, if any, will rank senior to its junior subordinated indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on the subordinated debt securities to its senior indebtedness, if any. The junior subordinated debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future junior subordinated and unsecured indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on the junior subordinated debt securities to (i) its senior indebtedness, if any, and (ii) its subordinated indebtedness, if any. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of senior and subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture or the subordinated debt indenture.

Enstar Finance is a finance subsidiary with no operations or assets other than in such capacity, and Enstar Group Limited is a holding company and has no direct operations. Accordingly, the credit character of any debt securities of Enstar Finance is comparable to debt issued by a holding company. The ability of Enstar Finance and Enstar Group Limited to make payments on the debt securities and the guarantee, as applicable, is dependent upon the earnings of Enstar Group Limited’s subsidiaries and the transfer of funds by those subsidiaries to Enstar Finance and Enstar Group Limited in the form of dividends or other transfers.
In addition, the debt securities of Enstar Finance will be effectively subordinated to the obligations of Enstar Group Limited’s subsidiaries, other than Enstar Finance, meaning that the holders of such debt securities will have a junior position to claims of creditors of Enstar Group Limited’s subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect the ability of subsidiaries of Enstar Group Limited to transfer funds to it or Enstar Finance. In addition, insurance companies, including some of Enstar Group Limited’s direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity and further restrict the amount of dividends and other distributions that may be paid to it. The rights of Enstar Group Limited’s creditors (including the holders of its debt securities) to participate in distributions on shares owned by Enstar Group Limited in certain of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
For purposes of this “Description of Enstar Finance Debt Securities and Enstar Group Limited Debt Guarantees” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries and references to “Enstar Finance” refer only to Enstar Finance and not any subsidiaries, in each case, unless we specify or the context clearly indicates otherwise.
Guarantees
The payment obligations of Enstar Finance pursuant to all Enstar Finance debt securities will be fully and unconditionally guaranteed by Enstar Group Limited. None of the subsidiaries of Enstar Group Limited, other than Enstar Finance, will guarantee or have an obligation in respect of the Enstar Finance debt securities.
The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s senior indebtedness will be senior obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to such guarantees will rank equally in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and senior in right of payment to the rights of holders of subordinated and junior subordinated indebtedness of Enstar Group Limited. The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s subordinated indebtedness and junior subordinated indebtedness will be subordinated and junior subordinated, respectively, obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to such guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and, with respect to junior subordinated debt securities, to the rights of holders of senior indebtedness and subordinated indebtedness of Enstar Group Limited.

Terms and Conditions of the Series of Debt Securities
The Enstar Finance indentures will not limit the amount of debt securities that Enstar Finance may incur. Enstar Finance may issue as many distinct series of debt securities under the Enstar Finance indentures as it wishes. Unless otherwise specified in a prospectus supplement, Enstar Finance may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the applicable Enstar Finance indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.
Enstar Finance will provide a prospectus supplement to accompany this prospectus for each series of debt securities that it offers. In the prospectus supplement, Enstar Finance will describe the terms and conditions of the series of debt securities that it is offering, which may vary from the terms described in this prospectus and may include some or all of the following:
•the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;
•whether the securities are senior, subordinated or junior subordinated;
•the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
•the date or dates upon which the debt securities are payable and will mature;
•the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;
•the place or places where the principal of, any premium and any interest on the debt securities will be payable;
•whether the securities are convertible or exchangeable for other securities issued by Enstar Finance, and if so, the terms and conditions upon which the securities are so convertible or exchangeable;
•any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit Enstar Finance to repurchase the debt securities on terms that it designates in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit Enstar Finance to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;
•any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;
•whether Enstar Finance is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;
•any proposed listing of the debt securities on a securities exchange;
•any right Enstar Finance may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the applicable Enstar Finance indenture, by depositing money or U.S. government obligations with the trustee of such indenture;
•the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;
•any right Enstar Finance may have to defer payments of interest on the debt securities;
•with respect to the subordinated and junior subordinated debt securities, any changes to the subordination provisions other than those set forth in the Enstar Finance indentures;
•any other specific terms of the debt securities, including any modifications to the events of default or covenants applicable to the debt securities and any other terms which may be required by or advisable (as determined by Enstar Finance) under applicable laws or regulations; and
•if necessary, a discussion of material U.S. federal income tax considerations and material Bermuda tax considerations.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, Enstar Finance will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, Enstar Finance may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. Enstar Finance will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
Enstar Finance may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how Enstar Finance will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Consolidation, Merger, Amalgamation and Sale of Assets
Unless Enstar Finance informs you otherwise in a prospectus supplement, neither it nor Enstar Group Limited will (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of its properties and assets, to the extent any exist, to any third party, other than to its direct or indirect wholly-owned subsidiary, to the extent any exist, unless:
•Enstar Finance or Enstar Group Limited, as applicable, is the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was, on the date of the applicable Enstar Finance indenture, a member of the Organization for Economic Cooperation and Development and expressly assumes its obligations on the securities and under the applicable Enstar Finance indenture;
•immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•it has fulfilled certain other requirements under the applicable Enstar Finance indenture.
Limitation on Liens on Stock of Significant Subsidiaries
Unless otherwise specified in the applicable prospectus supplement, with respect to Enstar Finance senior debt securities, Enstar Group Limited may not, nor may Enstar Group Limited permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary of Enstar Group Limited, unless Enstar Group Limited provides, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the Enstar Finance senior debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary of Enstar Group Limited that meets condition (2) set forth under Rule 405 under the Securities Act, provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.

The term “indebtedness” means, with respect to any person:
•the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
•all finance lease obligations of such person;
•all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
•all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
•all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
•all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
•any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Commission Reports
Unless otherwise specified in the applicable prospectus supplement, whether or not Enstar Group Limited is subject to Section 13 or 15(d) of the Exchange Act, Enstar Group Limited is required to provide to the trustee and the holders of the debt securities, within 15 days of the time periods required (after giving effect to Rule 12b-25 of the Exchange Act), all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q, and all current reports that would be required to be filed with the SEC on Form 8-K, if Enstar Finance were required to file such forms pursuant to Section 13 or 15(d) of the Exchange Act; provided that, during any time that Enstar Group Limited is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Enstar Group Limited will not be required to comply with (i) Section 302 or 404 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the SEC or Item 601 of Regulation S-K (with respect to exhibits), (ii) in the case of annual reports, Items 9A, 10 (except with respect to Item 401 of Regulation S-K) and 11 of Form 10-K or (iii) Section 13(r) of the Exchange Act. Notwithstanding the foregoing, Enstar Group Limited will be deemed to have satisfied these requirements if such reports, documents and information are made available on Enstar Group Limited’s website or on EDGAR (or any successor system). Delivery of any reports, documents and information to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Enstar Finance’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on Officer’s Certificates).
Events of Default
Unless Enstar Finance provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the Enstar Finance indentures with respect to a series of debt securities:
•a default in payment of principal or any premium, if any, when due and payable; provided, however, that if Enstar Finance and Enstar Group Limited are permitted or required by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which Enstar Finance and Enstar Group Limited must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;
•a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if Enstar Finance and Enstar Group Limited are permitted or required by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which Enstar Finance and Enstar Group Limited must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;
•a default in payment of any sinking fund installment when due;
•a failure to observe or perform any of Enstar Finance’s and Enstar Group Limited’s other obligations under the debt securities or the applicable Enstar Finance indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;
•with respect to senior debt securities, a default under any other indenture, mortgage, bond, debenture, note or other instrument, under which Enstar Finance, Enstar Group Limited or their respective subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $100,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable Enstar Finance indenture;
•the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of Enstar Group Limited in accordance with the terms of the Enstar Finance indenture); and
•certain events of bankruptcy, insolvency or reorganization of Enstar Finance and Enstar Group Limited.
If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing with respect to a series of debt securities, either the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and accrued interest of such series of debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, Enstar Finance will be obligated to pay the principal amount of the debt securities.
An event of default with respect to a series of debt securities may be waived by the holders of a majority in principal amount of the debt securities of such series at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:
•Enstar Finance has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and
•all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the Enstar Finance indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities may waive past defaults under the applicable indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected series of debt securities.
The Enstar Finance indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the Enstar Finance indentures, the Enstar Finance indentures provide that the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series may direct the time, method and place of any proceeding to exercise any right or power conferred in the Enstar Finance indentures or for any remedy available to the trustee.
The Enstar Finance indentures provide that no holders of debt securities may institute any action against Enstar Finance or Enstar Group Limited, except for actions for payment of overdue principal, any premium or interest, unless:
•such holder previously gave written notice of the continuing default to the trustee;
•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series asked the trustee to institute the action and offered indemnity reasonably satisfactory to the trustee for doing so;
•the trustee did not institute the action within 60 days of the request and offer of indemnity; and
•no direction inconsistent with such request has been given to the trustee by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
The Enstar Finance indentures provide that Enstar Finance will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, Enstar Finance and Enstar Group Limited can discharge and defease their obligations under the Enstar Finance indentures, debt securities and guarantees as set forth below and as provided in the applicable indenture. For purposes of the Enstar Finance indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, Enstar Finance and Enstar Group Limited are released and discharged from performing any further obligations under the applicable indenture with respect to the debt securities. Covenant defeasance occurs when Enstar Finance and Enstar Group Limited are released from performing any further obligations under specific covenants in the applicable indenture relating to the debt securities.
If provided for in the prospectus supplement, Enstar Finance and Enstar Group Limited may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series, debt securities within a particular series, and the related guarantees (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. Enstar Finance may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
If provided for in the prospectus supplement, Enstar Finance and Enstar Group Limited may elect to defease and be discharged from their specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets,” “Limitation on Liens on Stock of Significant Subsidiaries” and “Commission Reports.” Enstar Finance may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
As a condition to any discharge and defeasance or covenant discharge and defeasance, Enstar Finance must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.
Enstar Finance and Enstar Group Limited may exercise the discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities and guarantees. If Enstar Finance and Enstar Group Limited exercise the discharge and defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If Enstar Finance and Enstar Group Limited exercise the covenant discharge and defeasance option, payment of the affected debt securities and guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, Enstar Finance and Enstar Group Limited would remain liable to make payment of such amounts due at the time of acceleration.
Modification of the Enstar Finance Indentures
Changes Not Requiring Holder Approval. The Enstar Finance indentures will provide that Enstar Finance, Enstar Group Limited and the trustee may enter into one or more supplemental indentures without the consent of the holders of the debt securities or the guarantees to:
•secure any debt securities;
•evidence a successor person’s assumption of Enstar Finance’s or Enstar Group Limited’s obligations under the Enstar Finance indentures, the debt securities or the guarantees, as applicable;
•add covenants or other provisions that protect holders of debt securities;
•cure any ambiguity or inconsistency in the Enstar Finance indentures, or between an indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the Enstar Finance indentures, provided that such correction does not materially adversely affect the holders of the debt securities;
•establish forms or terms for debt securities of any series permitted by the applicable indenture;
•evidence a successor trustee’s acceptance of appointment;
•with respect to the Enstar Finance subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities;
•with respect to the Enstar Finance junior subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities or subordinated debt securities; or
•make any other change that does not materially and adversely affect the holders of debt securities.
Changes Requiring a Majority Vote. The Enstar Finance indentures will also permit Enstar Finance, Enstar Group Limited and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities of a series issued under the applicable indenture, to change, in any manner, the applicable indenture and the rights of the holders of debt securities of such series, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:
•extend the stated maturity of, or reduce the principal of any debt security;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable upon redemption;
•change the currency in which the principal, any premium or interest is payable;

•reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
•impair the right to institute a suit for the enforcement of any payment on any debt security when due;
•reduce the percentage of the outstanding debt securities of any series required to approve changes to the applicable Enstar Finance indenture; or
•modify the guarantees in any manner adverse to the holders.
The Enstar Finance subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment. The Enstar Finance junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by such amendment.
Subordination Under the Enstar Finance Subordinated and Junior Subordinated Debt Indentures
The Enstar Finance subordinated and junior subordinated debt indentures provide that payment of the principal, any premium and interest on debt securities issued under the Enstar Finance subordinated or junior subordinated debt indentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, (i) to all of Enstar Finance’s senior indebtedness, in the case of subordinated indebtedness, and (ii) to all of Enstar Finance’s senior indebtedness and subordinated indebtedness, in the case of junior subordinated indebtedness.
The Enstar Finance subordinated debt indenture defines senior indebtedness as the principal, any premium, and interest and any additional amounts on all indebtedness of Enstar Finance and Enstar Group Limited, as applicable, whether incurred prior to, on or after the date of the Enstar Finance subordinated debt indenture; provided that such senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, does not include any indebtedness which, by the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the Enstar Finance subordinated debt securities. The Enstar Finance junior subordinated debt indenture defines senior indebtedness as the principal, any premium, and interest and any additional amounts on all indebtedness of Enstar Finance and Enstar Group Limited, as applicable, whether incurred prior to or after the date of the Enstar Finance junior subordinated indenture; provided that such senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, does not include any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, either has a subordinate or equivalent right to payment with the Enstar Finance subordinated debt securities or has a subordinate or equivalent right to payment with the Enstar Finance junior subordinated debt securities. For the avoidance of doubt, senior indebtedness of Enstar Finance also includes any senior debt securities. The Enstar Finance subordinated and junior subordinated debt indentures define “indebtedness” as having the meaning as set forth above under “Limitation on Liens on Stock of Significant Subsidiaries.”
The Enstar Finance junior subordinated debt indenture defines subordinated indebtedness as the principal, any premium and interest and any additional amounts on all indebtedness of Enstar Finance or Enstar Group Limited, as applicable, that is subordinated to any senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, whether created, incurred or assumed prior to, on or after the date of the junior subordinated debt indenture. Subordinated indebtedness does not include any indebtedness of Enstar Finance or Enstar Group Limited, as applicable, which, by the terms of the instrument creating or evidencing such indebtedness is specifically designated as being subordinated to or pari passu with the Enstar Finance junior subordinated debt securities.
The Enstar Finance subordinated and junior subordinated debt indentures will not limit the amount of senior indebtedness that Enstar Finance can incur. The Enstar Finance junior subordinated debt indenture will not limit the amount of subordinated indebtedness that Enstar Finance can incur. The holders of all Enstar Finance senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Enstar Finance subordinated and junior subordinated debt securities receive any payment on account of such subordinated and junior subordinated debt securities, in the event:
•of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Enstar Finance or its property; or
•that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Enstar Finance or its property.
Enstar Finance may not make any payment of the principal or interest on the subordinated or junior subordinated debt securities during a continued default in payment of any Enstar Finance senior indebtedness or if any event of default exists under the terms of any Enstar Finance senior indebtedness.
Similarly, the holders of all Enstar Finance subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Enstar Finance junior subordinated debt securities receive any payment on account of such Enstar Finance junior subordinated debt securities, in the event:
•of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Enstar Finance or its property; or
•that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Enstar Finance or its property.
Enstar Finance may not make any payment of the principal or interest on the junior subordinated debt securities during a continued default in payment of any senior or subordinated indebtedness or if any event of default exists under the terms of any senior or subordinated indebtedness.
The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s subordinated indebtedness and junior subordinated indebtedness will be subordinated and junior subordinated, respectively, obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and, with respect to junior subordinated debt securities, to the rights of holders of senior indebtedness and subordinated indebtedness of Enstar Group Limited. The subordination provisions described above with respect to Enstar Finance’s obligations under the Enstar Finance subordinated and junior subordinated debt securities apply equally to the obligations of Enstar Group Limited under its guarantees.

Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for ownership interests in or other securities of Enstar Finance will be described in a prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at the option of Enstar Finance. These terms may include provisions pursuant to which the amount of ownership interests in or other securities of Enstar Finance to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Delaware law, and the certificate of formation and operating agreement of Enstar Finance.
Global Debt Securities
Enstar Finance may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
Enstar Finance will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that it will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” Enstar Finance will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
Enstar Finance will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. Enstar Finance anticipates that the following provisions will apply to all depositary arrangements for Enstar Finance debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:
•be entitled to have the debt securities represented by the registered global security registered in their own names;
•receive or be entitled to receive physical delivery of the debt securities in definitive form; or
•be considered the owners or holders of the debt securities under the applicable Enstar Finance indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable Enstar Finance indenture.
Enstar Finance understands that under existing industry practices, if it requests any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable Enstar Finance indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
Enstar Finance will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar Finance, Enstar Group Limited, the trustee or any other agent of the foregoing parties will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Enstar Finance expects that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. Enstar Finance also expects that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
Enstar Finance will issue its debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, Enstar Finance may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
Enstar Finance will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. Enstar Finance expects that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

Enstar Finance also may issue bearer debt securities of a series in global form. Enstar Finance will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. Enstar Finance will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. Enstar Finance also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Governing Law; Waiver of Jury Trial
The Enstar Finance indentures, debt securities and related guarantees will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. The Enstar Finance indentures provide that Enstar Finance, Enstar Group Limited and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Enstar Finance indentures, the debt securities, the guarantees or any transaction contemplated thereby.
Regarding the Trustee
Each Enstar Finance indenture will provide that Enstar Finance can choose a trustee, and there may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities.
Enstar Group Limited and Enstar Finance may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

PLAN OF DISTRIBUTION
We and Enstar Finance may sell the securities on a continuous or delayed basis in any one or more of the following ways from time to time:
•through agents;
•through dealers;
•in market transactions, including transactions on a national securities exchange (e.g., Nasdaq) or a quotations service or an over-the-counter market (including through an “at-the-market” offering);
•to or through underwriters;
•directly to purchasers; or
•through a combination of any of these methods or any other legally available means.
The applicable prospectus supplement will state the terms of the offering of the securities, including:
•the securities offered;
•the place and time of delivery of the securities;
•the name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten or purchased by them;
•the public offering price of the securities;
•the applicable agent’s commission, dealer’s purchase price or underwriter’s discount; and
•any exchange on which the securities being offered will be listed, if applicable.
Any offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us, Enstar Finance or by agents designated by us or Enstar Finance from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.

Brokers or dealers may be utilized in the sale of the securities in and may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:
•transactions in which the broker-dealer solicits purchasers on a best-efforts basis;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.
Offers to purchase securities may be solicited directly by us or Enstar Finance and the sale thereof may be made by us or Enstar Finance directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us or Enstar Finance. Any remarketing firm will be identified and the terms of its agreements, if any, with us or Enstar Finance and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we or Enstar Finance may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or Enstar Finance at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Underwriters, agents, dealers and others that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us or Enstar Finance against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or Enstar Finance. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions.
Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on Nasdaq, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
Agents, underwriters, dealers and their affiliates may engage in transactions with, or perform services for, us, Enstar Finance and our respective subsidiaries in the ordinary course of business.
We or Enstar Finance will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters with respect to Bermuda law will be passed upon for us and Enstar Finance by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and certain legal matters with respect to U.S. law will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or Enstar Finance, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and the related financial statement schedules of Enstar Group Limited and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our securities.
We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2020;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 10, 2020, respectively;
•Our Current Reports on Form 8-K, filed with the SEC on January 27, 2020, February 26, 2020, March 10, 2020, March 23, 2020, March 31, 2020, April 10, 2020, June 9, 2020, June 11, 2020, June 16, 2020, July 17, 2020 and August 17, 2020;
•The description of our registered securities contained in Exhibit 4.7 of our Current Report on Form 10-K filed with the SEC on February 27, 2020, including any amendment thereto or report filed for the purpose of updating such description; and
•All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary
ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS AND OTHER MATTERS
We are a Bermuda exempted company. In addition, some of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. However, we may be served with process in the U.S. with respect to actions against us arising out of or in connection with violations of U.S. securities laws relating to offers and sales of the securities made hereby by serving Enstar (US) Inc., 411 Fifth Avenue, Floor 5, New York, NY 10016, our U.S. agent. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Enstar Finance LLC

$500,000,000 5.500% Fixed-Rate Reset Junior Subordinated Notes due 2042
Fully and unconditionally guaranteed on a junior subordinated basis by

Enstar Group Limited

PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers

Barclays		BMO Capital Markets	HSBC	Wells Fargo Securities
nabSecurities, LLC	ING	Scotiabank	J.P. Morgan	Truist Securities
Senior Co-Manager Commonwealth Bank of Australia
Co-Managers
COMMERZBANK		NatWest Markets	SOCIETE GENERALE	SMBC Nikko

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